As submitted to the Securities and Exchange Commission on October 21, 2021

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Preliminary Offering Circular dated October 21, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

286 LENOX PARTNERS LLC

REGAL 286 LENOX LLC

Units of Limited Liability Company Interest

$1,500,000 Minimum Offering Amount

$2,150,000 Maximum Offering Amount

286 Lenox Partners LLC (“Lenox” or the “Company”) is a newly formed Delaware limited liability company organized for the sole purpose of acquiring a membership interest (the “Interest”) in Regal 286 Lenox LLC, a Delaware limited liability company (“OpCo” and, together with Lenox, the “Issuers”). OpCo’s sole asset is a 18,759 square foot mixed-use retail/office building, consisting of three office floors and one retail floor (plus the basement) comprised of approximately 13,560 square feet of office space and 5,200 square feet of retail space, located at 286 Lenox Avenue, New York, New York (the “Building”). The Building is currently 100% occupied by three tenants. For additional information regarding the Building, see “Description of the Building” beginning on page 17.

Lenox is managed by Regal Capital Acquisitions LLC (the “Manager”), which is also the manager of OpCo. For additional information regarding the Manager, see “Management” beginning on page 23.

Lenox intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 35. The mailing address of the principal executive offices of the Issuers is 330 5th Avenue, 8th Floor, New York, New York 10001 and their telephone number is (646) 685-8778.

The Issuers are offering a minimum of $1,500,000 of units of limited liability company units, or Units, of Lenox and a maximum of $2,150,000 of Units at an initial offering price of $250.00 per Unit. This offering is being made on a “best efforts” basis which means that no one is committed to purchasing any Units in this offering. OpCo has engaged LEX Markets LLC (the “Placement Agent”), to act as the exclusive placement agent in connection with this offering. The Placement Agent is not obligated to purchase any Units or sell a specific amount of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units. OpCo will pay the Placement Agent a placement fee equal to 3.0% of the gross proceeds of the Units sold in this offering.

The minimum aggregate investment in the Units is $1,500,000, based on the initial public offering price of $250.00 per Unit. We expect to commence the offering of the Units promptly following the qualification of the offering statement of which this offering circular forms a part and to continue this offering until September 30, 2022 Subscription proceeds will be held in escrow until closing and will not bear interest. If we do not receive subscriptions for the total minimum offering amount set forth herein by March 31, 2022, we will cancel this offering and return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution—Subscription Process” beginning on page 48. We reserve the right to terminate this offering for any reason at any time.

The Company will receive 100% of the proceeds from this offering. The Placement Agent has agreed to pay the expenses of this offering, other than the placement fee payable to the Placement Agent. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. Lenox will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of the Units, which will be initially based on the $250.00 offering price per Unit. The price per Unit will remain the same throughout the term of the offering. Following the completion of the offering, the value of the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. See “LEX Markets Trading Platform” beginning on page 34.

Lenox intends to use all the proceeds of this offering to acquire the Interest. See “Use of Proceeds” beginning on page 15. The Issuers expect that the sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo resulting from our ownership of the Interest. See “Our Distribution Policy” beginning on page 16.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, the Issuers have elected to comply with the offering circular disclosure requirements specified in Form 1-A under Regulation A.

Because this offering is being conducted pursuant to Regulation A under the Securities Act, the Issuers are subject to reduced reporting requirements than otherwise required for registration statements filed under the Securities Act. Consequently, investors in this offering will have less information about the Issuers than would be available regarding an issuer of registered securities. This lack of information may make it more difficult for an investor to evaluate an investment in the Units. See “Risk Factors — We are subject to reduced reporting requirements which may make it more difficult for investors to evaluate an investment in the Units.”

In connection with this offering, the Issuers intend to seek to have the Units admitted to trading on an “alternative trading system” (the “ATS”) to be maintained by LEX Markets LLC. See “LEX Markets Trading Platform” beginning on page 34. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of your investment in the Units may be limited.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in the Units involves a high degree of risk, including material income tax risks and risks arising from potential conflicts of interest between the Manager, OpCo and Lenox. See “Risk Factors” beginning on page 6 for risks you should consider before buying the Units. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DO ANY OF THEM PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Price to public	Placement agent fees	Proceeds to us (1)
Per unit	$250.00	(1)	$250.00
Total minimum	$1,500,000	(1)	$1,500,000
Total maximum	$2,150,000	(1)	$2,150,000

(1)	OpCo has agreed to pay the Placement Agent a placement fee equal to 3.0% of the gross proceeds of the Units sold in this offering and to reimburse the Placement Agent for certain expenses. The Placement Agent has agreed to pay the expenses of this offering and is responsible for any expenses in excess of the total placement fee and has already paid certain additional expenses of the Placement Agent totaling $[—], the details of which are described under the heading “Plan of Distribution” beginning on page 47. We are not obligated to reimburse the Placement Agent for such expenses. Accordingly, the Company will receive 100% of the proceeds of the offering, all of which will be used by us to acquire the Interest in OpCo. See “Use of Proceeds” and “Plan of Distribution.”

This Offering Circular follows the Offering Circular disclosure format.

LEX MARKETS LLC

The date of this offering circular is October 21, 2021

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering circular, 286 Lenox Partners LLC is referred to as “Lenox” or the “Company.” The co-issuer of this offering, Regal 286 Lenox LLC, is referred to as “OpCo.” The Company and OpCo are referred to together as the “Issuers,” “we,” “us” or “our.” Regal Capital Acquisitions LLC, in its capacity as the managing member of the Company, is referred to as the “Manager” and in its capacity as the manager of OpCo, is referred to as the “OpCo Manager.”

Please carefully read the information in this offering circular and any accompanying offering circular amendments and supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission (the “SEC”), using a continuous offering process. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not and the Placement Agent has not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of the Units shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

The offering circular and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the LEX Markets Platform website, www.LEX-markets.com. The contents of the LEX Markets Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

The Manager and the Placement Agent will be permitted to make a determination that a purchaser of Units in this offering is a “qualified purchaser” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that an investment does not exceed applicable thresholds, we encourage investors to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage investors to refer to www.investor.gov.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

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SUMMARY

This offering summary highlights information contained elsewhere and does not contain all of the information that investors should consider in making their investment decisions. Before investing in the Units, investors should carefully read this entire offering circular, including the financial statements and related notes included herein. Investors should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Issuers

Overview

286 Lenox Partners LLC, or the Company, is a newly formed Delaware limited liability company organized for the sole purpose of acquiring a membership interest, or the Interest, in Regal 286 Lenox LLC, or OpCo, a Delaware limited liability company. OpCo is a limited liability company that was formed in 2019 and its sole asset is a 18,759 square foot mixed-use retail/office building, consisting of three office floors and one retail floor (plus the basement) comprised of approximately 13,560 square feet of office space and 5,200 square feet of retail space, located at 286 Lenox Avenue, New York, New York (the “Building”).

Upon the completion of this offering, the Company will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest will entitle the Company to receive up to a 49% share of the profits and losses of OpCo, with the exact amount being determined by dividing the gross proceeds of this offering by approximately $4.39 million, which is the market value of OpCo’s equity in the Property (as defined below) as determined by the OpCo Manager. For additional information regarding the Property valuation, see “Description of the Property—Property Valuation” beginning on page 18. If we sell Units equal to the total minimum offering amount set forth on the cover of this offering circular, we estimate the Company’s proportionate share will be 34.19%. If we sell Units equal to the total maximum offering amount set forth on the cover of this offering circular, we estimate that the Company’s proportionate share will be 49%.

The Company intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 35. As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. Schedule K-1s are usually complex and may require investors to retain sophisticated tax experts to assist the taxpayer in preparing its tax return. See “Risk Factors—Risks Related to Tax Considerations” beginning on page 13. The mailing address of our principal executive offices is 330 5th Avenue, 8th Floor, New York, New York 10001 and our telephone number is (646) 685-8778.

The Manager

Regal Capital Acquisitions LLC is the Manager and is responsible for directing the management of the Company’s business and affairs and implementing its investment strategy. The Manager and its officers and managers are not required to devote all of their time to the Company’s business and are only required to devote such time to the Company’s affairs as their duties require. The Manager performs its duties and responsibilities to the Company pursuant to the terms of Company’s limited liability company agreement, or the Operating Agreement. The Manager will not receive any compensation for serving as the managing member of the Company. The Manager also serves as the manager of OpCo. For additional information regarding the Manager, see “Management” beginning on page 23.

The Property

The Property includes a mixed-used retail/office building, consisting of three office floors and one retail floor (plus the basement), located at 286 Lenox Avenue, New York, New York, which is in a retail corridor in Harlem at the intersection of Lenox Avenue and 125th Street. The Building was built in 2019, has 18,759 square feet of leasable space and is currently 100% occupied by three tenants. OpCo has 99-year ground lease for the land (the “Land” and, together with the Building, the “Property”) on which the Building has been constructed that expires on July 30, 2115. The annual rent payment on the ground lease is currently $420,000. The annual rent will increase to $480,000 for each 12-month period from August 1, 2021 through July 31, 2026 and to $528,000 for each 12-month period from August 1, 2026 through July 31, 2031. The annual rent will increase by 10% for each subsequent five-year period through the 50th anniversary of the lease. For the five-year period between years 51 and 55, the annual rent will be the higher of (1) a 10% increase in the rental rate at the beginning of such period and (2) the increase in the rental rate based on the CPI since the inception of the lease. Thereafter, the rent will increase by 10% for each five-year period until the expiration of the lease. In December 2020, OpCo also entered into a loan agreement with TD Bank, N.A. in the original principal amount of $7,000,000, which is secured by, among other things, the Property.

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The Building Leases

The Building is currently subject to three lease agreements pursuant to which 100% of the leasable space is occupied. The aggregate annual minimum rent payable by the tenants will be $1,216,417 for 2021 and $1,229,476 for 2022. One of the three leases has a fixed rental rate through February 2024, while the rental rate on one of the other two leases increases by 2% each year through expiration and the rental rate on the other lease increases by 2% each year until expiration except for the sixth year in which the rate has a one-time increase of 10%. Each of the leases has an initial term of 10 years, one of which expires in September 2029, one in July 2029 and the other in December 2029, and can be renewed for additional five-year periods at the discretion of the tenants. See “Description of the Property—The Leases” beginning on page 17.

Contribution Transaction

The Company will enter into a Contribution Agreement, or the Contribution Agreement, with OpCo. Pursuant to the terms of the Contribution Agreement, the Company will contribute the proceeds of this offering to OpCo in exchange for the Interest. The Interest will entitle the Company to receive a proportionate share of the profits and losses of OpCo of up to 49%, with the exact amount being determined by dividing the gross proceeds of this offering by approximately $4.39 million, which is the market value of OpCo’s equity in the Property as established by the OpCo Manager. If we sell Units equal to the total minimum offering amount set forth on the cover page of this offering circular, we estimate that the Company’s proportionate share will be 34.19%. If we sell Units equal to the total maximum offering amount set forth on the cover of this offering circular, we estimate that Company’s proportionate share will be 49%. For additional information, see “Contribution Agreement” beginning on page 26.

Organizational Chart

The organizational chart set forth below sets forth the ownership structure of OpCo after giving effect to the Contribution Transaction, assuming the total maximum offering amount has been raised in this offering.

Contribution Transaction
(assumes Maximum Offering Amount)

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The Offering

Issuers	286 Lenox Partners LLC and Regal 286 Lenox LLC

Securities offered	Units of limited liability company interest (“Units”). The Units will have the terms described under “Description of Units.”

Distributions	We expect that the sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo resulting from the Company’s ownership of the Interest. The Manager will distribute all funds received by the Company from OpCo, net of expense, principally the Platform Fee payable to LEX Markets, to the holders of the Units within ten (10) business days following receipt. See “Distribution Policy” on page 16.

Price per Unit	$250.00

Offering Type	This offering is being made on a “best efforts” basis and is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act.

Total Minimum Offering Amount/Total Maximum Offering Amount	We are offering a minimum amount of $1,500,000 of the Units (the “Total Minimum Offering Amount”) and a maximum of up to $2,150,000 of the Units (the “Total Maximum Offering Amount”).

Minimum and Maximum Investment	There is a $250.00 minimum investment requirement, and the maximum amount that each investor can purchase is subject to the investment threshold described under “Plan of Distribution—Investment Threshold” on page 47. We can waive the minimum and maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Placement Agent	We have engaged LEX Markets LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent is not obligated to purchase any Units or sell a specific amount of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units.

Payment for Units	After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price (i) for investors holding or opening brokerage accounts with LEX Markets LLC, by funding that account by automated clearing house (ACH) debit transfer or by wire transfer and following the subscription instructions on the LEX Markets website or (ii) for investors investing more than $50,000 through the manual subscription process, who desire to hold their Units at another U.S. brokerage firm, by wiring funds into a segregated non-interest bearing account at Bank of America, N.A. held by Computershare Trust Company until the initial closing date of this offering, which shall occur on the date that the Total Minimum Offering Amount has been raised. See “Plan of Distribution—Subscription Process” On the closing date, the funds in the account will be released to Lenox and the associated Units will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the escrow account will be returned promptly to the investors, without interest, in compliance with Rule 10b-9 under the Exchange Act.

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The Platform	LEX Markets LLC operates the LEX Markets Platform located at www.LEX-markets.com that enables investors to become equity holders in companies that own real estate properties. Through the LEX Markets Platform, investors can browse and screen potential property investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the offering will be conducted through the facilities of the LEX Markets Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. The Company will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of the Units (the “Platform Fee”), which will initially be based on the $250.00 offering price per Unit. The price per Unit will remain the same throughout the term of the offering. Following completion of the offering, the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. For additional information, see “Plan of Distribution – Procedures for Subscribing” and “LEX Markets Trading Platform” on pages 48 and 34, respectively.

Termination Date	September 30, 2022. If we do not receive subscriptions for the Total Minimum Offering Amount by March 31, 2022, we will cancel this offering and return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Exchange Act. We reserve the right to terminate this offering for any reason at any time. See “Plan of Distribution” on page 47.

Use of Proceeds	Upon the completion of this offering, the Company will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. The Company will contribute all of the proceeds from this offering to OpCo in exchange for the Interest. The Interest will entitle the Company to receive a proportionate share of the profits and losses of OpCo of up to 49%, with the exact amount being determined by dividing the gross proceeds of this offering by approximately $4.39 million, which is the market value of OpCo’s equity in the Property as determined by OpCo Manager. If we sell Units equal to the Total Minimum Offering Amount, we estimate that Company’s proportionate share will be 34.19%. If we sell Units equal to the Total Maximum Offering Amount, we estimate that Company’s proportionate share will be 49%. See “Contribution Agreement” beginning on page 26. OpCo will use the amount contributed by Lenox pursuant to the Contribution Agreement to redeem a portion of the outstanding membership interests in OpCo.

Servicing and Paying Agent	We may engage a third party to act as a servicing and paying agent. We expect that the fee for any such servicing and paying agent will be paid by LEX Markets LLC. See “Distribution Policy” on page 16.

Limitation on Your Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states that no sale of securities may be made:

In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Trading Market	In connection with this offering, we intend to seek to have the Units admitted to trading on an “alternative trading system” or, ATS, maintained by LEX Markets LLC. See “LEX Markets Trading Platform” beginning on page 34. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of your investment in the Units may be limited.

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Information Requirements	Under the terms of the Contribution Agreement, OpCo and the Company will enter into an issuer servicing agreement with Largo Real Estate Advisors, Inc. (“Largo”), an independent service provider, pursuant to which OpCo will provide certain information regarding its ongoing business operations to Largo so that Largo can ensure the Company complies with its periodic reporting obligations under Regulation A. The failure by OpCo to provide the required information to Largo will constitute an event of default by OpCo under the Contribution Agreement, which will result in each holder of Units having the right to put its Units to OpCo. See “Contribution Agreement – Information Rights” on page 27. LEX Markets LLC will pay Largo an annual fee equal to 0.15% of the value of the public float of the Units.

Material U.S. Federal Income Tax Considerations	The Company intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 35.

Summary Risk Factors	●	The Company will be dependent on the Manager to operate its business.

	●	The Operating Agreement provides that the assets, affairs and business of the Company will be managed under the direction of the Manager. Holders of the Units will not have the right to elect or remove the Manager, and, unlike the holders of common shares in a corporation, will have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. Notwithstanding the foregoing, the authority of the Manager is restricted in the manner described in “Contribution Agreement—Management of OpCo” on page 26.

	●	The leases are subject to termination upon the occurrence of certain events of default. If one or more of leases are terminated as a result of an event of default, the value of your investment could be substantially reduced.

	●	The Company has no operating history, and as of the date of this offering circular, its total assets consist of a nominal amount of cash. There is no assurance that it will achieve its business objectives.

	●	The only source of funds for any distributions payable in respect of the Units will be distributions from OpCo relating to the Company’s ownership of the Interest.

	●	There is no guarantee that any secondary market for the Units will be established or, if established, maintained.

	●	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the lease rate or performance will be for the Building if one or more of the existing leases is terminated. We also cannot predict the future value of the Property.

	●	OpCo’s ownership of the Property will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with the operation of real estate generally.

	●	Your investment in the Units will not be diversified.

	●	There is no assurance that you will be treated as partners for U.S. federal income tax purposes.

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RISK FACTORS

An investment in the Units involves substantial risks. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing the Units. The risks discussed in this offering circular could materially and adversely affect our business, operating results, prospects and financial condition. This could cause the value of the Units to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this offering circular.

The Company is a recently-formed limited liability company with no prior operating history and its business model is untested.

The Company was formed in June 2020 and has no operating history as of the date of this offering circular. We cannot make any assurance that the Company’s business model will be successful. Since inception, the scope of the Company’s operations has been limited to our formation and conducting this offering. It is difficult to predict whether its business model will succeed or if there will ever be any value in the Units.

Investors purchasing the Units will not be purchasing an interest in a diversified portfolio of real estate assets.

The sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo relating to the Company’s ownership of the Interest in OpCo. Investors purchasing the Units will not have the benefit of a diversified portfolio of real estate assets. A consequence of limiting our scope of operations to an investment in a single property is that the aggregate value of the Units is expected to correlate to the value of the Property, which may fluctuate significantly.

Distributions Lenox receives from OpCo may be less than estimated, and Lenox may experience a decline in realized revenues from time to time, which could adversely affect the value of the Units and the distributions you may receive.

The Property may not achieve the revenues that we anticipate based on its prior performance. Revenues are tied to the leases at the Property. If the distributions the Company receives from OpCo are less than estimated, the value of the Units and the distributions you may receive could decline. OpCo’s revenues could decrease in the future as a result of lease terminations and the then-existing competitive pricing pressure in the local market as well as general economic downturn and the changes in the desirability of the Property compared to other properties. Depending on market rental rates at any given time as compared to expiring leases on the Property, from time-to-time rental rates for expiring leases may be higher than starting rental rates for new leases. If OpCo is unable to obtain sufficient rental rates for the Property, the cash distributions to investors may be materially and adversely affected.

The performance of the Property will fluctuate with general and local economic conditions.

The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels and other economic events may decrease demand for real estate, which can result in a greater likelihood of defaults under the existing leases and lower rent and lower occupancy levels. As a result, these factors may adversely affect the value of the Property, the value of the Units and distributions paid to holders of the Units from the operation of the Property.

Investment in the Units is speculative, and each investor assumes the risk of losing his, her or its entire investment.

Investment in the Units is speculative and, by investing, you assume the risk of losing your entire investment. The Company has had no operations as of the date of this offering circular and will be solely dependent upon the efforts of the Manager and the operating results of the Property, all of which are subject to the risks described herein.

Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing the Units.

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The valuation of the Property may not reflect the price at which the Property could be sold to a third-party buyer.

The determination of the fair value of real estate assets involves significant judgment. The valuation of the Property is based, in part, on an appraisal, which is an estimate of the value based on a professional’s opinion and may not be an accurate predictor of the amount OpCo would actually receive if it sold the Property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at a property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, particularly if there has been a lack of recent transactions in such market. Any resulting lack of observable transaction data may make it more difficult for a property appraiser to determine the fair value of a property. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted and subsequent changes to such data may not be adequately captured in the appraised value. Further, implicit in the determination of the market value of a property is a principal assumption that there will be a reasonable time to market the property. As a result, the market value may not reflect the actual realizable value that would be obtained in a rushed sale where time was of the essence.

Risks Related to the Property

Defaults or terminations of OpCo’s lease agreements could materially and adversely affect the distributions to be paid to the Company.

The amount of distributions payable by OpCo materially depends on the financial stability of the other parties to OpCo’s lease agreements. A default or termination under any of these agreements would cause the Property to lose the revenue associated with such agreement and may require OpCo to find an alternative source of revenue in order to generate income available for distribution to its members, including the Company. In the event of a default, consisting of a payment or covenant default that is not remedied within the requisite cure period, or bankruptcy of the other party, OpCo may experience delays in enforcing its rights under these agreements and may incur substantial costs re-renting the office space. If a tenant defaults under or terminates its lease with OpCo, OpCo may be unable to enforce its rights as a landlord without delays and might incur significant legal costs. In addition, OpCo may be unable to rent the resulting vacant space at the rates previously received. These events could materially and adversely affect the distributions to be paid from the operation of the Property to the Company. See “Description of the Property—The Leases.”

OpCo’s reliance on a small number of lessees may adversely affect the distributions to be paid to the Company.

The three lessees at the Property currently occupy 100% of the leasable space and provided 100% of OpCo’s annual revenues, for the fiscal year ending December 31, 2020. A deterioration in the financial condition or a change in the plan of operations of the other parties to these leases, resulting in the inability of one or more tenants to pay their rent currently and in full, could have a particularly significant effect on the net operating income generated by the Property and the amount available for distribution to the Company and the holders of the Units.

In addition, any of these tenants may become insolvent, may suffer a downturn in business and default on or terminate its agreement with OpCo, or may decide not to renew their lease at maturity. Any of these events would result in a reduction or cessation in rent payments to OpCo from that lessee and would adversely affect the value of Property and the distributions payable to the Company and the holders of the Units.

Competition in the real estate market where the Property is located and other risks may affect the value of the Property, the value of the Units and the distributions payable to the Company.

The market for retail/office space in New York City is highly competitive and there can be no assurance that the Property will be able to compete effectively for customers in its market if one or more vacancies occurs. Additionally, approximately 560,000 square feet of commercial space is under construction in the Harlem/North Manhattan neighborhood with 76,000 square feet already delivered in the past three years. New supply may negatively impact demand to lease space at the Property. These risks may affect the value of the Property, the value of the Units and the distributions payable to holders of the Units.

Litigation at the Property may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

The operation of the Property carries certain specific litigation risks. Litigation may be commenced with respect to the Property in relation to activities that took place prior to OpCo’s investment in the Land. Litigation involving the Property could cause a disruption of operations of the Property and may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

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An increase in property taxes may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

The Property is subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Property could adversely affect OpCo’s results from operations and may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

Costs associated with any latent environmental issues on the Property could reduce OpCo’s cash available for distribution to the Company.

If the Land is found to contain hazardous or toxic substances, OpCo might be required to expend considerable resources remediating the issues. If that were to occur, OpCo’s net distributable income available for distribution to its members, including the Company, could be reduced and the value of the Property could decrease below the amount paid for the Interest.

Risks Related to the LEX Markets Platform

LEX Markets is a development stage company with limited operating history. As a company in the early stages of development, LEX Markets faces increased risks, uncertainties, expenses and difficulties.

LEX Markets LLC (together with its parent LEX Markets Corp., “LEX Markets”) has a limited operating history. LEX Markets intends for current information about offerings and the performance of properties, including this offering and the Property, to be available on the LEX Markets Platform. LEX Markets and its contractors will be responsible for maintaining and expanding the LEX Markets Platform. If LEX Markets is unable to increase the capacity of the LEX Markets Platform and maintain the necessary infrastructure, or if LEX Markets is unable to make significant investments in the LEX Markets Platform on a timely basis or at reasonable costs, investors may not have access to the liquidity expected to be provided by the LEX Markets Platform.

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If LEX Markets were to enter bankruptcy proceedings or cease operations, the operation of the LEX Markets Platform would be interrupted.

Purchasers of the Units will have a direct investor-issuer relationship with the Company that exists independent of LEX Markets. If LEX Markets were to reduce or cease operations for any reason, the Units would still be eligible for secondary trading on other venues, including on venues operated by OTC Markets, so long as the Company continues to make required state and federal reporting disclosures.

Any significant disruption in service on the LEX Markets Platform or in its computer systems could reduce the attractiveness of the online platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the LEX Markets Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the LEX Markets Platform technology and its underlying hosting services infrastructure are critical to our ability to share information, provide customer service, positive reputation and ability to attract new investment opportunities, new investors, and retain existing investors.

Risks Related to Conflicts of Interest

General

The Manager is also the OpCo Manager. There may be circumstances under which OpCo wishes to take or refrain from taking certain actions that are not in the Company’s best interest. In those circumstances, the Manager may have a conflict of interest between the Company’s interests and the interests of OpCo. There is no assurance that the Manager will resolve any such conflict of interest in the Company’s favor.

The Company has agreed to limit remedies available to it and its investors for actions by the Manager that might otherwise constitute a breach of duty.

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and its investors. Accordingly, the Company and its investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations under the Operating Agreement. Furthermore, the Company will agree in the Operating Agreement to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions may be detrimental to investors because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. In connection with purchasing the Units, investors will execute subscription documents including signature pages to the Operating Agreement pursuant to which they will become members of the Company and become subject to the provisions set forth in the Operating Agreement.

Risks Related to Investments in Real Estate

OpCo’s performance and the value of the Property are subject to risks associated with real estate investments and the real estate industry generally.

Deterioration of U.S. real estate fundamentals could negatively impact the performance of the Property. Furthermore, because real estate, like many other long-term investments, historically has experienced significant fluctuation and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of the Property. Accordingly, the cash flow of the Property and thus the distributions to be paid to Unit holders will depend on many factors beyond the control of the Company, OpCo and the Manager, including: termination of the existing leases and resulting fluctuations in the average use and rental rates for the Property, changes in the availability of debt financing which may render the sale or refinancing of the Property difficult or impracticable, increases in property taxes and operating expenses, changes in environmental building and zoning laws, casualty or condemnation losses, changes in neighborhood values, changes in the appeal of the Property to those seeking retail/office space, various uninsured or uninsurable risks, increases in interest rates and the availability of mortgage funds which may render the sale or refinancing of the Property difficult or impracticable, environmental liabilities, acts of God, terrorist attacks, war and other factors.

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The distributions to be received from the Property may be affected by the risks typically associated with the operation and management of real estate properties.

Distributions from the Property may be adversely affected by a number of additional risks, including:

●	natural disasters such as hurricanes, earthquakes and floods and other unexpected environmental conditions;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	epidemics or pandemics (including COVID-19) or any escalation or worsening thereof;

●	an oversupply of (or a reduction in demand for) office space in the area where the Property is located and the attractiveness of the Property to prospective customers;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of a commercial real estate property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the Property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Any decrease in OpCo’s net distributable income would result in an immediate decrease in distributions payable to holders of the Units.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent OpCo from entering into leases with prospective subtenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

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Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the value of the Property and the distributions to be paid to the Company.

Certain losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all. OpCo may not maintain adequate coverage for such losses. If the Property incurs a casualty loss that is not fully insured, the value of the Property will be reduced by such uninsured loss, which could reduce the value of the Units and the distributions paid to holders of the Units. In addition, other than any working capital reserve or other reserves that may be established, no source of funding will exist to repair or reconstruct any uninsured damage.

Risks Related to Our Organization and Structure

Holders of the Units will not have the right to elect or remove the Manager and, unlike the holders of common shares in a corporation, will only have limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding its business.

The Operating Agreement provides that the assets, affairs and business of the Company will be managed exclusively under the direction of the Manager. The Manager has the authority to make decisions on behalf of the Company and, in its capacity as the OpCo Manager, to make decisions on behalf of OpCo regarding (1) whether to issue additional units in either entity, (2) employment decisions, including the fees payable to the Manager and the OpCo Manager, and (3) whether to enter into material transactions with third parties, subject to the approval of the “independent representative,” as described under the heading “Contribution Agreement—Actions Requiring Representative Approval.” Investors do not have the right to elect or remove the Manager even if the Manager commits, among other things, fraud or other criminal misconduct, unless such conduct would be deemed to be a “disqualification event” under Regulation A. See “Contribution Agreement—Management of OpCo.” In addition, unlike the holders of common shares in a corporation, the holders of the Units have only limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding its business.

Investors in the Units will have limited voting rights.

Holders of the Units will have voting rights only with respect to matters for which a vote is required under Delaware law, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Units and the liquidation of the Company.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if investors fail to meet the fiduciary and other standards under ERISA, the Internal Revenue Code of 1986, as amended, or common law as a result of an investment in the Units, investors could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in the Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If an investor is making an investment of the assets of any of the entities identified in the prior sentence in the Units, the investor should satisfy itself that:

●	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”);

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●	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	the investment will not impair the liquidity of the trust, plan or IRA;

●	the investment will not produce “unrelated business taxable income” for the plan or IRA;

●	it will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Risks Related to this Offering

If there is no active secondary market for the Units, you may have to hold your investment for an indefinite period.

The LEX Markets Platform intends to create a secondary market for the Units, but the LEX Markets Platform must first be approved by FINRA and the SEC and, even if approved, must attract sufficient liquidity for secondary trading to be possible. There can be no assurance that the LEX Markets Platform will achieve these objectives. There is currently no secondary market for the Units, and no secondary market may be established or, if established, maintained. If there is no active secondary market for the Units, investors may not be able to liquidate their investment. The Company is not obligated to redeem or liquidate the Units.

The requirements of complying on an ongoing basis with Regulation A of the Securities Act may strain our resources and divert management’s attention.

Because we are conducting an offering pursuant to Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our resources. The requirements of Regulation A may also make it more expensive for us to obtain manager liability insurance and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Moreover, as a result of the disclosure of information in this offering circular and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties.

If we become subject to regulations governing investment companies, broker-dealers or investment advisers, our ability to conduct business could be adversely affected.

The SEC regulates to a substantial degree the manner in which “investment companies,” “broker-dealers” and “investment advisers” are permitted to conduct their business activities. We believe we will conduct our business in a manner that does not make us an investment company, broker-dealer or investment adviser, and we intend to continue to conduct our business to avoid any such characterizations. If, however, we are deemed to be an investment company, broker-dealer or investment adviser, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would adversely affect our business and our ability to pay distributions to holders of the Units.

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No market or other independent valuation of the Company or any of our equity capital has been used to set the public offering price of the Units.

The public offering price of the Units has been determined solely by us, based on a number of factors, some of which bear no relation to established, formal valuation criteria such as assets, earnings, net worth or book value. We make no representations, whether express or implied, as to the value of the Units and there can be no assurance that the offering price of the Units represents the fair value thereof.

The projections contained in this offering circular should be considered speculative and no assurance can be given as to their accuracy.

The projections included in this offering statement should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed in this offering statement. The assumptions and facts upon which the projections are based are subject to variations that may arise as future events actually occur. No representation or warranty can be given that the projections made herein will prove to be accurate. There is no assurance that actual events will correspond with the assumptions. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual and accounting assumptions. Neither the Manager nor any other person or entity makes any representation or warranty as to the future profitability of the Issuers.

No advisor to the Issuers has compiled, examined or applied agreed-upon procedures to the projections or assessed the assumptions on which they are based or expressed any opinion or any form of assurance with respect thereto. The projections were based upon management’s judgments utilizing a number of internal sources, including historical financial information, annual plans, strategic plans and other business plans and include various estimates and assumptions that are inherently subject to significant political, economic, business and competitive uncertainties, contingencies and risks, all of which are difficult to quantify and many of which are beyond the control of the Issuers.

Changes in the assumptions underlying the projections or changes in the economic, political, legal or other conditions affecting investments in the real estate industry or the economy as a whole, including, without limitation: (i) the uncertainty surrounding the social and economic impact of the current COVID-19 pandemic; (ii) the competitive environment in which the Issuers operate; (iii) the potential of natural disasters such as earthquakes, floods and wild fires; (iv) potential changes in the laws or governmental regulations that affect us; (v) financing risks, including the risk that OpCo will not be able to make its debt service payments; and (vi) the lack of or insufficient amount of insurance, could materially and adversely affect the OpCo’s actual results. Accordingly, OpCo’s future financial performance may vary from the projections, possibly by material amounts. Although the projected financial information has been prepared in good faith and is based upon assumptions believed by the management to be reasonable, the projections should not be regarded as a representation by any person that these results will be achieved. Accordingly, the projections reflect the Issuers’ judgment of the expected conditions and its expected course of action through 2025. The assumptions are those that the Issuers believe are significant to the projections. However, some assumptions may not materialize and unanticipated events and circumstances may occur; therefore, the actual results achieved during the forecast period may vary from the projections and the variations may be material.

Risks Related to Tax Considerations

In addition to reading the following risk factors, you should read “Material U.S. Federal Income Tax Consequences” for a full discussion of the expected material U.S. federal income tax consequences of owning and disposing of Units.

Our tax treatment depends on each Issuer’s status as a partnership for U.S. federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If the IRS treats either Issuer as a corporation or it becomes subject to entity-level taxation, it would reduce the amount of cash available for distribution to you.

The after-tax economic benefit of an investment in the Units depends largely on each Issuer being treated as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

If either Issuer were treated as a corporation for U.S. federal income tax purposes, it would pay tax on its income at the corporate tax rate (which, at the federal level, is currently 21%). If the Company were treated as a corporation, distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed on the Company as a corporation, its cash available for distribution to you would be substantially reduced. Therefore, its treatment as a corporation would result in a material reduction in the after-tax return to the unitholders, likely causing a substantial reduction in the value of the Units.

Current law may change so as to cause either Issuer to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. In addition, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. If any of these states were to impose a tax on us, the cash available for distribution to you would be reduced.

Holders of Units will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. The partner information tax returns on Schedule K-1 will contain information regarding the income items and expense items of Company and will allocate a portion of those items to you based on your percentage ownership in the Company. The preparation of annual tax returns for owners of real estate involve a complex series of calculations, and as a result, your Schedule K-1 may be more complicated that others you may have received. Additionally, if you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

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A successful IRS contest of the U.S. federal income tax positions we take may adversely affect the market for the Units, and the cost of any IRS contest will be borne by the unitholders.

Neither Issuer has requested a ruling from the IRS with respect to its treatment as a partnership for U.S. federal income tax purposes or any other matter affecting it. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with all of the positions we take. Any contest with the IRS may materially and adversely impact the market for the Units and the price at which they trade. In addition, the costs of any contest with the IRS will be borne indirectly by the unitholders because the costs will reduce cash available for distribution.

You may be required to pay taxes on income from the Company even if you do not receive any cash distributions from the Company.

You will be required to pay any U.S. federal income taxes and, in some cases, state and local income taxes on your share of the Company’s taxable income even if you receive no cash distributions from it. Although the Operating Agreement and the OpCo operating agreement require OpCo us to pay certain tax-related distributions, you may not receive sufficient cash distributions from the Company equal to your share of its taxable income or even the tax liability that results from that income.

Tax gain or loss on a disposition of Units could be more or less than expected.

If you sell your Units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those Units. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income. In addition, if you sell your Units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities and regulated investment companies face unique tax issues from owning Units that may result in adverse tax consequences to them.

Investments in Units by tax-exempt entities, such as individual retirement accounts (known as IRAs), and regulated investment companies (known as mutual funds) raise issues unique to them. For example, some of the Company’s income allocated to organizations that are exempt from federal income tax, including individual retirement accounts and other retirement plans, may be unrelated business taxable income and may be taxable to them. It is not anticipated that any significant amount of the Company’s gross income will be qualifying income to a regulated investment company. If you are a tax-exempt entity or a regulated investment company, you should consult your tax advisor before investing in the Units.

The Company will treat each purchaser of Units as having the same tax benefits without regard to the actual Units purchased. The IRS may challenge this treatment, which could adversely affect the value of the Units.

Because, among other reasons, the Company cannot match transferors and transferees of Units, it will take depreciation and amortization positions that may not conform to all aspects of the Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefit available to you. It also could affect the timing of these tax benefits or the amount of gain from the sale of Units and could have a negative impact on the value of the Units or result in audit adjustments to your tax returns.

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USE OF PROCEEDS

We are offering a minimum of $1,500,000 of Units and a maximum of $2,150,000 of Units. This offering is being made on a “best efforts” basis which means that no one is committed to purchasing any Units in this offering. Accordingly, no assurance can be given as to the amount of Units sold in this offering. OpCo has agreed to pay the Placement Agent a placement fee equal to 3.0% of the gross proceeds of the Units sold in this offering. The Placement Agent has agreed to pay the expenses of this offering and is responsible for any expenses in excess of the total placement fee. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. The Company will contribute 100% of the gross proceeds of this offering to OpCo to acquire the Interest.

The amount paid by us for the Interest will be used by OpCo to redeem a portion of the limited liability interests in OpCo outstanding as of the date of this offering circular.

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DISTRIBUTION POLICY

The Company will make distributions to investors of the funds legally available for distribution. We expect that the sole source of funds for distributions will be distributions from OpCo resulting from the Company’s ownership of the Interest. The Manager will distribute all funds received from OpCo, net of expense, principally the Platform Fee payable to LEX Markets LLC, within ten (10) business days of receipt. When distributions are made to holders of the Units, they will be made in accordance with the terms of the Operating Agreement. As set forth therein, each holder of Units will be entitled to its pro rata share of any distribution made by OpCo to the Company after all fees and expenses payable by the Company have been paid or otherwise provided for. Investors may incur their pro rata share of net losses or net gains for tax purposes, even in no funds are legally available for distribution, which may occur if the Company’s ability to make distributions is limited by third-party contractual provisions.

It is OpCo’s policy to declare quarterly distributions to its unitholders, including the Company; however, except as described below, OpCo has no contractual obligations to make distributions. The declaration and payment of quarterly distributions is subject to the review and approval of the OpCo Manager. Distributions to OpCo’s unitholders are authorized by the OpCo Manager in its sole discretion and declared by us out of funds legally available therefor. We expect that the OpCo Manager, in authorizing the amounts of distributions, will consider a variety of factors, including:

●	actual results of operations and cash available for distribution;

●	debt service requirements and any restrictive covenants in OpCo’s loan agreements;

●	capital expenditure requirements for the Property;

●	our operating expenses;

●	requirements under applicable law; and

●	other factors that the OpCo Manager may deem relevant.

Under OpCo’s operating agreement, OpCo has agreed to make cumulative annual distributions, including any quarterly distributions, of cash sufficient to pay the taxes on its members’ (including the Company) allocable share of OpCo’s taxable income multiplied by the applicable tax rate.

Generally, it will be OpCo’s policy not to pay cash distributions from sources other than cash flow from operations and strategic financings. However, OpCo may fund distributions from any source and there is no limitation in OpCo’s governing documents on the amount of distributions that OpCo may pay from any source, including proceeds from future issuances of securities or other third-party borrowings. Therefore, a portion of these distributions may represent a return of capital for U.S. federal income tax purposes. Distributions in excess of OpCo’s current and accumulated earnings and profits and not treated by OpCo as a distribution will not be taxable to the unitholders under current U.S. federal income tax law to the extent those distributions do not exceed the unitholder’s adjusted tax basis in the OpCo units, but rather will reduce the adjusted basis of such units.

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DESCRIPTION OF THE PROPERTY

The Property

The Property includes a mixed-use retail/office building located at 286 Lenox Avenue, New York, New York, which is in a retail corridor in Harlem at the intersection of Lenox Avenue and 125th Street. The Building consists of three office floors and one retail floor (plus the basement) which comprise approximately 13,560 square feet of office space and 5,200 square feet of retail space. The Building was built in 2019 and its foundation consists of concrete slab-on grade, with continuous perimeter reinforced concrete spread footing and interior isolated spread footing and column pads. The structural system consists of steel frame/concrete, exterior walls with exposed façades that are finished with a two-tone gray insulated, horizontal metal panel system with accent bands between the windows and vinyl framed, double glazed, double-hung and casement windows. The Building is currently occupied by three tenants: Wells Fargo Bank, N.A., Child Mind Institute, Inc. and Visiting Nurse Services of New York, each subject to long-term lease agreements described below.

OpCo has a 99-year ground lease for the Land on which the Building has been constructed that expires on July 30, 2115. The annual rent payment on the ground lease is currently $420,000. The annual rent will increase to $480,000 for each 12-month period from August 1, 2021 through July 31, 2026 and to $528,000 for each 12-month period from August 1, 2026 through July 31, 2031. The annual rent will increase by 10% for each subsequent five-year period through the 50th anniversary of the lease. For the five-year period between years 51 and 55, the annual rental rate will be the greater of (1) a 10% increase in the rental rate at the beginning of such period and (2) the increase in the rental rate based on the CPI since the inception of the lease. Thereafter, the rent will increase by 10% for each five-year period until the expiration of the lease. The Building qualifies for certain abatements of property taxes under the New York City Industrial and Commercial Abatement Program. See “OpCo Business and Growth Plan” on page 22.

The Property Leases

The Property is currently subject to three lease agreements pursuant to which 100% of the leasable space in the Building is occupied.

Wells Fargo Lease. On March 19, 2018, Wells Fargo Bank, N.A. entered into a 10-year lease to occupy the ground floor and basement of the Building, totaling 5,200 square feet. The annual rent under the lease agreement is $563,500 up to and including September 30, 2024, which amount increases to $633,938 for each 12-month period commencing on October 1, 2024 and ending on September 30, 2029. Wells Fargo has the option to extend the term of the lease for four (4) five-year periods following the applicable termination date upon 180 days’ prior written notice, with the rental rates for such extended periods being set at the then fair market value.

Wells Fargo Bank, N.A., the primary subsidiary of Wells Fargo & Company, is a financial services company that provides a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance throughout the U.S., District of Columbia, and internationally. Per Wells Fargo’s Form 10-K for fiscal year ended December 2020, the company had a headcount of 268,531 employees, and Wells Fargo Bank, N.A. had assets of $1.8 trillion.

Child Mind Institute Lease. On February 22, 2019, Child Mind Institute, Inc. and Child Mind Medical Practice, PLLC (together, “Child Mind Institute”) entered into a 10-year lease to occupy the second floor of the Building, totaling 4,489 square feet. The annual rent under the lease agreement is $215,203 for the 12-month period ending December 31, 2021, with 2% annual increases for each 12-month period thereafter until December 31, 2024. The rent for the period from January 1, 2025 through December 31, 2025 increases to $250,898, with the rent increasing by 2% for each 12-month period thereafter. The lease expires on December 31, 2029; however, Child Mind Institute has the option to extend the term of the lease for one (1) five-year period following the initial termination date upon 180 days’ prior written notice, with the rental rate for such extended period being set at the then fair market value. Child Mind Institute also has the right to terminate the lease during the 60th month of the lease, with such termination, if elected, occurring following the 72nd month of the lease term.

Child Mind Institute was founded in New York in 2009 as an independent, not-for-profit organization dedicated to transforming the lives of children and families struggling with mental health and learning disorders. Child Mind Institute works to advance the science of the developing brain and empower parents, professionals, and policymakers to support children when they need it most. They currently operate three locations in New York and one in San Francisco, California.

Visiting Nurse Services Lease. On July 13, 2018, Visiting Nurse Services of New York (“Visiting Nurse Services”) entered into a 10-year lease to occupy the third and fourth floors of the Building, totaling 9,070 square feet. The annual rent under the lease agreement is $434,816 for the 12-month period ending August 31, 2021, with 2% annual increases for each 12-month period thereafter until August 31, 2024. The rent for the period from September 1, 2024 through August 31, 2025 increases to $506,939, with the rent increasing by 2% for each 12-month period thereafter. The lease expires on July 31, 2029; however, Visiting Nurse Services has the option to extend the term of the lease for one (1) five-year period following the initial termination date upon 180 days’ prior written notice, with the rental rate for such extended period being set at the then fair market value. Visiting Nurse Services also has a right of first offer on the space on the second floor of the Building, exercisable upon the termination of the existing lease with Child Mind Institute.

Visiting Nurse Service of New York was founded in 1893 and is the largest not-for-profit home- and community-based health care organization in the United States, serving the five boroughs of New York City, and Nassau, Suffolk, and Westchester Counties. Visiting Nurse Services focuses on promoting the health and well-being of patients and families by providing expert, cost-effective care in their homes and communities. Visiting Nurse Services has approximately 13,000 employees, and in 2020 served over 106,000 patients and over one million clinical visits.

Under each of these leases, the tenants are responsible for the maintenance and repair of their leased premises and for all costs for cleaning and trash removal. In addition, each tenant is required to pay for its electricity usage and the cost of any excess water usage (over ordinary lavatory and pantry amounts) and is also responsible for costs associated with the ordinary maintenance of the Building’s HVAC units. Each tenant is also responsible to pay its pro rate portion (based on square footage) of any increases in property taxes on the Building over its initial tax assessment.

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Property Valuation

The OpCo Manager has determined that the value of the Property is $11,300,000 (the “Valuation”). The OpCo Manager is basing the Valuation on an independent third-party appraisal prepared by Bowery Valuation that valued the Property at $11,300,000, and a valuation analysis made by the OpCo Manager based on market conditions and comparable sales. The independent third-party analyses, opinions and valuations, which were derived from the income and sales comparison approaches, were developed in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice. See “Risk Factors—Risks Related to an Investment in the Units” beginning on page 9.

Existing Indebtedness

On December 31, 2020, OpCo entered into a Leasehold Mortgage Consolidation, Modification and Extension Agreement (the “Loan Agreement”) with TD Bank, N.A. (the “Lender”), which provides for a loan of $7 million, bearing interest at LIBOR plus 1.80% per annum (subject to the transition to a “Benchmark Replacement” upon the occurrence of a “Benchmark Transition Event” (as such terms are defined in the Loan Agreement)). OpCo has entered into an interest rate swap agreement with the Lender pursuant to which the interest on the loan has been fixed at 2.341% per annum until maturity. The loan matures on January 10, 2026. OpCo is obligated to make monthly payments of interest and principal, with the principal payments being based on a 25-year amortization period with a balloon payment of approximately $5.93 million plus accrued and unpaid interest due at maturity. All unpaid principal and interest is due and payable on the maturity date. The loan may be prepaid in whole or in part at any time, subject to payment of any accrued interest and any breakage costs incurred by the Lender.

The loan is secured by, among other things, a mortgage granting the Lender a first priority lien on the Property. The loan agreement contains customary affirmative and negative covenants for loans of this type, including limitations on indebtedness, liens and change in control. The loan agreement also requires OpCo to maintain a loan-to-value ratio of 62% and a “Debt Yield” (defined as net income, subject to certain adjustments, divided by the aggregate amount of indebtedness outstanding) of (i) 8.75% up to and including December 31, 2021 and (ii) 9.00% thereafter, calculated annually as of December 31st of each year. Upon the occurrence of an “Event of Default” (in most cases a default that is not remedied during the applicable cure period) under the Loan Agreement, the loan will, at the option of the Lender, becomes due and payable without notice or demand.

Property Management Agreement

The day-to-day operations of the Building are managed by Regal Property Management LLC (the “Property Manager”), an affiliate of OpCo, pursuant to the terms of a management agreement between OpCo and the Property Manager (the “Property Management Agreement”). The annual management fee payable to the Property Manager under this agreement is three percent (3%) of gross revenue of OpCo, paid monthly. The Property Management Agreement automatically renews from year to year unless either party sends a 90-day prior written notice to the other party that it desires to terminate the agreement at the end of the applicable year. The responsibilities of the Property Manager under the Property Management Agreement include, among other things:

●	Performing rental and other income collections from tenants and payment of operating expenses;
●	Analyzing and paying bills received for services, work and supplies ordered in connection with operating and maintaining the Property;
●	Repairing and maintaining the Property in a good state of repair and condition, and make purchases of and payment for any repairs, maintenance, furnishing, or equipment as deemed necessary; and
●	Furnishing monthly operating statements, bank statements, financial statements, and Property status updates.

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Operating Strategy

The Company believes the macroeconomics of the current capital landscape and the trends within the neighborhood in which the Building is located present an intriguing commercial real estate investment opportunity. The Building’s neighborhood has experienced a period of growth driven by private investments and public initiatives. In recent years, substantial amounts of money have been invested into Harlem by private equity firms. A major planned project in proximity to the Building is the Urban League Empowerment Center, which is a 414,000 square foot mixed-use tower, including 105,000 square feet of retail space to be anchored by Target and Trader Joe’s, and 73,000 square feet of office space. The $242 million project will also consist of 170 units of affordable housing, the “Urban Civil Rights Experience Museum” and the headquarters for the National Urban League, a non-profit advocacy group for African Americans and other underserved urban residents. We also believe new zoning laws, including the Special 125th Street District, will increase the desirability of development in the area through initiatives to develop visual and performing arts facilities, while preserving the historic rowhouse aesthetics.

We also believe that the OpCo Manager’s operating strategy will further enhance the value of the Building in the following ways:

1.	Creditworthiness of Tenants. Wells Fargo is subject to a ten-year lease, with rent increases every five years. The lease is backed by the credit of Wells Fargo Bank, N.A., which has a corporate long-term issuer rating of Aa2/A+/AA– (Moody’s/S&P/Fitch). Additionally, as of December 31, 2020, all three tenants are current on their rent obligations with no abatements or missed payments.
2.	Long-Term Commitment of Tenants with Specific Focus on Healthcare. All three tenants at the Building signed leases with initial terms of ten years (although Child Mind Institute has a termination right at the end of the fifth year). Child Mind Institute and Visiting Nurse Services are both non-profit healthcare tenants that rely on providing services to the surrounding neighborhood. The Building’s location provides each of these tenants the convenience of accessibility to current patients they serve with excellent opportunities to grow and access new potential patients.
3.	Lower Projected Capital Expenditures. The Building was acquired immediately following its completion in 2019 and is considered to be in excellent condition. According to a property condition report that the OpCo Manager received in October 2019, there are no projected capital expenditures for the next 12 years. Nonetheless, OpCo may decide to retain a portion of the lease revenues for planned capital improvements or unplanned capital expenditures, as well as leasing costs that may arise.
4.	Well-Located in an Improving Submarket. The Building is located in a neighborhood that has seen substantial growth and redevelopment in recent years through private investments and public initiatives thereby creating long-term value for properties in the area. The Building is located in the retail corridor at the corner of Lenox Avenue and 125th Street and is in proximity to a number of vibrant properties and demand drivers, including Whole Foods, museums and several recently-developed residential towers.

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Market Overview

The Building is located in the Central Harlem neighborhood of New York City at the intersection of Lenox Avenue and 125th Street and is one mile west of Harlem River Drive, which connects south to the FDR Drive and provides access along the east side to lower Manhattan. Local demand drivers include the retail corridor along 125th Street that is anchored by Whole Foods, a Marshalls department store, several museums and historic theatres, including the Apollo Theatre, and Marcus Garvey Park. According to a retail market report published by the 125th Street District Management Association in June 2015 (publicly available at https://www.125thstreet.nyc/), the retail corridor comprises over 490 stores totaling over 850,000 square feet of retail space. Additionally, according to the Monthly Footfall Report for May 2021, published by the 125th Street District Management Association (publicly available at https://www.125thstreet.nyc/pedestrian-counts/), the total foot traffic during the month of May 2021 for the southeast corridor of Malcolm X Boulevard and 125th Street was over 357,600 pedestrians. The Building is across the street from the 125th Street Station, which serves the Numbers 2 and 3 subway lines, and access to the Numbers 4, 5 and 6 subway lines is located 0.5 miles west of the 125th Street Station.

The Building’s neighborhood has experienced a period of growth driven by private investments and public initiatives. In recent years, substantial amounts of money have been invested into Harlem by private equity firms. In 2017, a six-story, $95 million retail development, comprising 202,361 square feet, across the street from the Building at 100 West 125th Street was completed with major tenants including Whole Foods, American Eagle, Raymour and Flanigan, Burlington Coat Factory, and TD Bank. Additionally, another major project in proximity to the Building is the Urban League Empowerment Center, which is a planned 414,000 square foot mixed-use tower, including 105,000 square feet of retail space to be anchored by Target and Trader Joe’s, and 73,000 square feet of office space. The $242 million project will also consist of 170 units of affordable housing, the “Urban Civil Rights Experience Museum” and the headquarters for the National Urban League, a non-profit advocacy group for African Americans and other underserved urban residents.

In 2019, the New York City Small Business Services released an economic report for the Central Harlem neighborhood, which is publicly available at https://www1.nyc.gov (Central Harlem Manhattan Commercial District Needs Assessment). According to this report, Central Harlem had a population of 98,209 and a median income of $45,623. Additionally, between 2011 and 2018, the total business sales (in sale volume for storefronts) increased by 109% in Central Harlem compared to 64% in Manhattan and 61% in New York City. The largest employment sector in the neighborhood is educational services, health care and social assistance, which is primarily made up of Mount Sinai Health System, Metropolitan Hospital (part of the New York City Health and Hospitals Corporation) and several City University of New York facilities. Educational services, health care and social assistance accounted for 51% of the jobs in Central Harlem, followed by accommodation, food services, arts and entertainment (13%), and retail trade (11%).

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Summary of OpCo Historical Financial Operating Data

Net Cash Flow From Operations

The following table reflects the net income (loss) from operations of OpCo for the period of March 13, 2020 through December 31, 2020 as well as the accompanying adjustments to reconcile net income (loss) to cash flow from operations.

For the Period From March 13, 2020 Through December 31, 2020
Revenues:
Rental income	$1,066,242
Tenant reimbursement income	$13,784
Total revenues	$1,080,026
Expenses:
Ground lease	$1,011,268
Depreciation and amortization	$306,188
Interest expense	$240,994
Loss on debt extinguishment	$144,786
Unrealized loss on interest rate swap	$69,803
Property taxes	$36,143
General and administrative expenses	$34,520
Management fees	$29,513
Insurance	$21,725
Repairs and maintenance	$13,642
Utilities	$1,955
Total Expenses	$1,910,537
Net income (loss)	$(830,511)
Adjustments:
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	$306,188
Amortization of acquired unfavorable ground lease	$(2,372)
Amortization of loan financing fees	$26,970
Loss on debt extinguishment	$144,786
Unrealized loss on interest rate swap	$69,803
Deferred rent receivable	$(100,070)
Deferred ground lease payable	$677,188
Change in operating assets and liabilities:
Accounts receivable	$(13,784)
Prepaid expenses	$(123,854)
Accounts payable, accrued expenses and other liabilities	$113,777
Security deposits payable	$425,209
Net cash provided by operating activities	$693,330

Historical Quarterly Distributions

The following table shows the historical quarterly distributions made by OpCo to its sole member, 286 Regal Lenox Venture LLC. The distribution amounts below do not include distributions in relation to capital events, primarily the approximately $1.23 million in proceeds returned as capital as part of the Loan Agreement with the Lender.

Declared Distributions:
Distribution Period	FY 2020 Q2	FY 2020 Q3	FY 2020 Q4	FY 2021 Q1	FY 2021 Q2
Effective Date	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Distribution Amount	$140,050	$140,050	$140,050	$109,208	$109,208

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OpCo Business and Growth Plan

The OpCo Manager believes that its operating strategy will enhance the value of the Building and provide long-term cash flow to the Company. OpCo’s operating strategy consists of the following elements:

Actively manage the relationships with existing tenants

The Building is currently 100% leased to three tenants. OpCo intends to actively manage these existing relationships to ensure long-term retention. Pursuant to the terms of the leases, Wells Fargo has four five-year extension options, and each of Child Mind Institute and Visiting Nurse Services has one five-year extension option. See “Description of the Property—The Property Leases” on page 17.

Retain earnings for future capitals expenditures and leasing costs.

OpCo acquired the Building immediately following its completion in 2019 and considers it to be in excellent condition. According to a property condition report that OpCo received in October 2019, there are no projected capital expenditures for the next 12 years. Nonetheless, OpCo may decide to retain a portion of the lease revenues for planned capital improvements or unplanned capital expenditures, as well as a leasing costs that may arise.

Maintain eligibility for tax abatement under ICAP.

In February 2021, the New York City Department of Finance approved the Property’s eligibility for property tax abatement under the Industrial and Commercial Abatement Program (“ICAP”). The abatement is applicable for 25 years for 93.3% of the Building and 15 years for 6.67% of the Building, with inflation protection. OpCo intends to take all steps necessary to remain eligible for the tax abatement for the entire 25-year period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Overview

The Company was formed on June 8, 2020 and has conducted no operations other than those related to our organization and the preparation of this offering. The Company will not conduct any business activities except for administrative functions and activities relating to monitoring the Interest. The Company has not generated any revenues and has relied on LEX Markets LLC to provide funding for its operations to date. The Company’s lack of operating history makes it difficult for potential investors to evaluate the potential success of its business and to assess its future viability.

Assuming the successful completion of this offering and the consummation of the transactions contemplated by the Contribution Agreement, all of the Company’s revenues will be comprised of distributions received from OpCo relating to the Interest.

Liquidity and Capital Resources

The Company is dependent on the proceeds from this offering to acquire the Interest. As of the date of this offering circular, the Company’s assets are nominal and it has limited cash on hand. As of the date of this offering circular, LEX Markets LLC has paid for initial organizational expenses and certain expenses related to this offering and will continue to fund any expenses in excess of the total placement fee.

As indicated in the financial statements included elsewhere in this offering circular, as of July 9, 2021, the Company had $250 in cash, representing the Manager’s contribution to the Company’s initial capitalization.

We will be required to obtain the capital required to purchase the Interest and conduct our operations from the sale of the Units through our offering under Regulation A of the Securities Act. For information regarding the anticipated use of proceeds from this offering, see “Description of Property” and “Use of Proceeds” beginning on pages 17 and 15, respectively.

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MANAGEMENT

General

Because the Issuers are organized as limited liability companies, they do not have a “board of directors.” The Manager and the OpCo Manager perform the function of a board of directors for the Company and OpCo, respectively. Under the terms of the respective operating agreements, the Company and OpCo have agreed to limit the liability of the Manager and the OpCo Manager, respectively, and to indemnify the Manager and the OpCo Manager, respectively, against certain liabilities. The Manager will not receive any compensation for its services as the managing member of the Company.

Regal 286 Lenox Venture LLC, a Delaware limited liability company (“Lenox Venture”), is currently the sole member of OpCo and following the closing of this offering, assuming the total maximum amount of Units is sold, will own 51% of OpCo. The Manager, in addition to being OpCo Manager, is also the managing member of Lenox Venture. The Manager is 50% owned by TJDJ. C. LLC, a Delaware limited liability company wholly owned by Joey Cohen, and 50% owned by AKE Smith LLC, a Delaware limited liability company wholly-owned by Alexander Smith.

Regal Capital Acquisitions LLC (the Manager and the OpCo Manager) is a real estate investment firm with a track record of buying, managing and selling commercial real estate assets in New York City. The firm was formed in 2019 to help manage part of the legacy portfolio of the family office of Elyahu Cohen and has since grown into a fully integrated, independent firm. The Manager’s portfolio currently consists of five properties located in the states of New York, Florida and Pennsylvania, with an aggregate estimated value of approximately $80 million. The Manager invests primarily with a focus in retail, office, hospitality, and industrial properties and manages its assets with the goal of producing consistent cash flow through the period of ownership.

Certain information regarding the executive officers of the Manager and the OpCo Manager and other significant individuals, and their positions, ages and terms of office, as applicable, are as follows:

Name	Position (1)	Age
Alexander Smith	Managing Partner	32
Joey Cohen	Managing Partner	23
Sean Dainese	Director	32

(1)	The business address of each of Messrs. Smith, Cohen and Dainese is 330 5th Avenue, 8th Floor, New York, New York 10001.

Alexander Smith, Managing Partner. Mr. Smith joined the family office in 2016 and co-founded the OpCo Manager in 2019 where he is now a Managing Partner. He is responsible for strategically scaling the firm’s portfolio as well as investment activities, including sourcing, structuring and executing transactions. Prior to joining the OpCo Manager, Mr. Smith worked engaged in real estate acquisition and brokerage transactions throughout the New York City market. He maintains his real estate license in the State of New York. Mr. Smith began is real estate career by co-founding New Columbia Capital which focuses on multi-family acquisitions in eastern Pennsylvania. He graduated from George Washington University with a Bachelor of Arts degree in Political Science and Government.

Joey Cohen, Managing Partner. Mr. Cohen began his career in 2016 with the family office and co-founded the OpCo Manager in 2019 where he is now a Managing Partner. He acts as the representative of the interests of the family office of Elayhu Cohen. Mr. Cohen is responsible for both property and asset management as well as capital raising.

Sean Dainese, Director. Mr. Dainese joined the OpCo Manager in 2020 as Director of Acquisitions & Investor Relations. He is responsible for deal negotiations, underwriting and establishing relationships with capital partners. Prior to joining the OpCo Manager, Mr. Dainese was an investment sales broker with Lee & Associates NYC. He maintains his real estate license in the State of New York. Prior to working in the real estate industry full time, Mr. Dainese worked Accenture in Washington DC where he managed an eight-member team within the Client Financial Management sector. Mr. Dainese began his real estate career by co-founding New Columbia Capital which focuses on multi-family investments in eastern Pennsylvania. He is an active investor in a bar and restaurant group in Washington DC, which opened its first venture, Service Bar DC, in 2016. Mr. Dainese graduated from Penn State University with a Bachelor of Science degree in Finance, as well as minors in Economics and Information Systems Management.

None of Messrs. Smith, Cohen and Dainese has acted as a sponsor of any prior investment program for which a date and time period for the liquidation of the program were disclosed in the offering materials.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table cites the beneficial ownership of the Units as of the date of this offering circular for each person or group that holds more than 5% of the Units, for each executive officer and the executive officers as a group. Because the Company is organized as a limited liability company, it does not have a “board of directors.”

Upon the execution of the Operating Agreement at or prior to the qualification of this offering, the Manager will receive one Unit, representing a 100% of the then-outstanding Units. The Company’s voting securities consist solely of the Units.

Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. Affiliates of the Company and the Manager may purchase Units in this offering, but only at the same price and on the same terms as other investors in this offering. We will not reserve any portion of the Units being offered for sale in this offering for sale to any of the foregoing or any other person.

Title of Class	Name and Address of Owner(1)	Number of Units	Amount Acquirable	Percent of Class
Units	Regal Capital Acquisitions LLC	1	N/A	100%

(1)	The business address of the Manager is 330 5th Avenue, 8th Floor, New York, New York 10001. Messrs. Smith and Cohen, as the managing partners of the Manager, exercise control over the Unit held by the Manager and, as a result, may be deemed to be the beneficial owners of the Unit.

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CONFLICTS OF INTEREST

General

The Manager is also the OpCo Manager. There may be circumstances under which OpCo wishes to take or refrain from taking certain actions that are not in the Company’s best interest. In those circumstances, the Manager may have a conflict of interest between the Company’s interests and the interests of OpCo. There is no assurance that the Manager will resolve any such conflict of interest in the Company’s favor.

The Manager, which is controlled by Messrs. Smith and Cohen, has the authority to make decisions on behalf of the Company, and, in their capacities as the managing partners of the OpCo Manager, Messrs. Smith and Cohen have the sole authority to make decisions on behalf of OpCo, regarding (1) whether to issue additional units in either entity, (2) employment decisions, including the fees payable to the Manager and the OpCo Manager, and (3) whether to enter into material transactions with third parties, subject to the approval of the “independent representative,” as described under the heading “Contribution Agreement—Actions Requiring Representative Approval.”

Duties to Investors

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and its investors. Accordingly, the Company and its investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, the Company has agreed in the Operating Agreement to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions may be detrimental to investors because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing the Units, investors will be treated as having consented to the provisions set forth in the Operating Agreement.

Furthermore, investors do not have the right to elect or remove the Manager even if the Manager commits, among other things, fraud or other criminal misconduct, unless such conduct would be deemed to be a “disqualification event” under Regulation A. See “Contribution Agreement—Management of OpCo.”

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CONTRIBUTION AGREEMENT

The Company’s investment in OpCo will be made pursuant to the terms of a Contribution Agreement to be entered into between the Company and OpCo. The following summary is not intended to be complete, and is qualified in its entirety by reference to the form of the Contribution Agreement, a copy of which is filed as an exhibit to the offering statement of which this offering circular forms a part.

Contribution

Upon the completion of this offering, the Company will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest will entitle the Company to receive a pro rata share of the profits and losses of OpCo. The amount of the pro rata share will depend on the amount of the gross proceeds of this offering. If we sell Units equal to the Total Minimum Offering Amount, we estimate that the Company’s pro rata share will be 34.19%. If we sell Units equal to the Total Maximum Offering Amount, we estimate that the Company’s pro rata share will be 49%.

The amount paid by the Company for the Interest will be used to redeem a portion of the outstanding limited liability company interest in OpCo as of the date of this offering circular.

Distributions

The Company will be entitled to distributions in respect of the Interest in OpCo as may be made from time to time. Such distributions will be the sole source of cash available for distributions on the Units. See “Distribution Policy” on page 16.

Actions Requiring Representative Approval

If OpCo proposes to enter into a “material related party transaction,” the OpCo Manager will retain, on behalf of OpCo, an “independent representative” to review and approve the proposed transaction. The OpCo Manager will make the determination as to whether a transaction constitutes a material related party transaction in its sole discretion. The Contribution Agreement will prohibit OpCo from engaging in any such transaction unless the transaction is approved by the independent representative. The independent representative will be selected by the OpCo Manager in its sole discretion, provided that such person must meet the “director independence” standards of the New York Stock Exchange as set forth in the New York Stock Exchange Listed Company Manual.

Management of OpCo

Pursuant to the terms of the Contribution Agreement, OpCo will agree to revise the terms of its operating agreement to provide for the restrictions on OpCo’s actions and to grant to the Company certain additional control rights, as described below:

●	OpCo will be required to make certain tax elections and certifications as specified by the Company to ensure the public transferability of the Units.

●	OpCo will be required to conduct its operations in such a manner so as permit the Company to be able to rely on the “Qualifying Income Exception” so as to avoid being treated as a “publicly traded partnership” under Section 7704 of the Code.

●	OpCo will be required to maintain a loan-to-value ratio of debt secured by real estate, including the Property, of not greater than 75%.

●	OpCo will be required to distribute its income and submit to the oversight of an independent income distribution servicer to be selected by the Company.

●	OpCo will be prohibited from entering into any material related party transactions without the approval of an independent representative meeting the “director independence” standards of the New York Stock Exchange, who would be appointed as needed.

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●	The OpCo Manager:

●	Must, at all times, be the Manager;

●	Must, either directly or indirectly, co-invest in the equity of OpCo; and

●	Will be automatically removed as the OpCo Manager and the Manager if it engages in any activity that would constitute a “disqualification event” under Rule 262 of Regulation A.

●	Notwithstanding the presumption in Delaware law to the contrary, the holders of the Units will be granted standing as proper plaintiff to bring a derivative action challenging OpCo’s management.

●	OpCo may not cross-collateralize OpCo’s assets to support non-OpCo loans.

●	OpCo must provide all information required for the Company to comply with its ongoing disclosure obligations under Regulation A.

●	OpCo must take all actions necessary in order for the Company to comply with its ongoing LEX Platform obligations.

Information Rights

Information Provided to the Company

Pursuant to the terms of the Contribution Agreement, OpCo will be required to enter an amended and restated operating agreement pursuant to which OpCo will need to provide to the Company the following information:

●	within 120 days after the end of each fiscal year (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Projections (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of members’ equity as of the end of such year, all such financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and audited and certified by OpCo’s independent public accountants;

●	within 45 days after the end of each of the first six months of each fiscal year of OpCo, unaudited statements of income and cash flows for such period, an unaudited balance sheet and a statement of members’ equity as of the end of such period, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

●	such other information relating to the financial condition, results of operations or prospects (financial or other) of OpCo or the Property as the Company may from time to time reasonably request; provided, however, that OpCo will not be obligated to provide information that OpCo reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to OpCo); or the disclosure of which would adversely affect the attorney-client privilege between OpCo and its counsel.

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Information Provided to the Service Provider

Under the terms of the Contribution Agreement, OpCo and the Company will enter into an issuer servicing agreement with Largo Real Estate Advisors, Inc. (“Largo”), an independent service provider, pursuant to which OpCo will provide the following information to Largo in order for the service provider to ensure the Company complies with its periodic reporting obligations under Regulation A.

●	Basic property information, such as site plans and square footage;

●	Property financials, including pro forma operating projections, schedules of capital expenditures and operating statements;

●	Property leasing, including copies of all leases and amendments, rent schedules, and billing models;

●	Property operating agreements, such as service contracts, license agreements and management agreements;

●	Third party reports, including an environmental report, appraisal and audit;

●	Representations from the property owner, including insurance, compliance with contracts and litigation;

●	Loan information, including the loan agreements and any outstanding balances;

●	The property must maintain certain escrow/reserve balances;

●	A real estate owner questionnaire;

●	Lease amendments or departures/downsizings by certain tenants and/or subtenants;

●	Certain capital expenditures;

●	Capitalization events, including loan modification, refinancings or dispositions;

●	Changes in management of any special purpose entity, property owner, property management or leasing agent;

●	Material litigation proceedings; and

●	Any representation made that is no longer valid and cannot be cured within 30 days.

If OpCo fails to provide any such information to Largo, then such failure will constitute an “event of default” under the Contribution Agreement. Upon the occurrence of any event of default under the Contribution Agreement, each holder of Units will have the right, for a period of 60 days following the expiration of the 30-day default cure period, to cause the OpCo to purchase such holder’s Units at a price per Unit equal to the purchase of such Units plus any accrued but unpaid distributions. LEX Markets LLC will pay Largo an annual fee equal to 0.15% of the value of the public float of the Units.

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DESCRIPTION OF UNITS

On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into the Operating Agreement. The membership interests are referred to herein as “Units.” We are offering up to 8,600 Units, for an aggregate amount of $2,150,000 pursuant to this offering circular. The following description of the Units is based upon the Company’s certificate of formation, the Operating Agreement, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the Operating Agreement, copies of which are filed with the SEC as exhibits to this offering circular.

Upon the execution of the Operating Agreement at or prior to the qualification of this offering, the Manager will purchase one Unit, representing 100% of the outstanding Units.

The Company was formed for the sole purpose of acquiring the Interest. It will not conduct any business activities except for administrative services and monitoring its investment in OpCo.

Organization and Duration

The Company was formed on June 8, 2020, as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (“DLLCA”). It will remain in existence until liquidated in accordance with the Operating Agreement.

Purpose and Powers

Under the Operating Agreement, the Company is permitted to engage in such activities as determined by the Manager that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon the Company and the Manager pursuant to the Operating Agreement relating to such business activity, provided that the Manager is prohibited from engaging in certain activities without obtaining the approval of holders of a majority of the Units.

Manager and its Powers

The Company is a manager-managed limited liability company as set forth in Section 401 and Section 101 of the DLLCA. The Manager will be the manager of the Company.

Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, subject to the requirement to obtain consent from the holders of the Units for certain actions, and shall possess all powers necessary, convenient or appropriate to carrying out our purposes and business, including doing all things and taking all actions necessary to carry out the terms and provisions of the Operating Agreement.

Pursuant to the Operating Agreement, the Manager shall have full authority in its discretion to exercise, on behalf of the Company and in the name of the Company, all rights and powers of a “manager” of a limited liability company under the DLLCA necessary or convenient to carry out the Company’s purposes. Any person not a party to the Operating Agreement dealing with the Company will be entitled to rely conclusively upon the power and authority of the Manager to obligate us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of the Company and in its name.

The Manager will have sole voting power over all matters regarding the operations of the Company, except as described below under “—Voting Rights.”

Notwithstanding the foregoing, the authority of the Manager is restricted in the manner described in “Contribution Agreement—Management of OpCo” beginning on page 26.

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Membership Interests

As of the date of this offering statement, there is one Unit issued and outstanding and it is held by the Manager. The Company issued the Unit to the Manager concurrently with entering into the Operating Agreement.

Voting Rights

On each matter where the members have a right to vote, each Unit shall be entitled to and shall constitute one (1) vote, and all Units shall vote together as a single class. In determining any action or other matter to be undertaken by or on behalf of the Company, each member shall be entitled to cast a number of votes equal to the number of Units that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in the Operating Agreement, or otherwise required by the DLLCA, the taking of any action by the Company which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the Units to constitute a quorum. In determining the outcome of any vote at a meeting, members that abstain or do not vote will effectively be counted as votes against such action.

Subject to the DLLCA, the Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of holders of a majority of the Units:

●	amend, waive or fail to comply with any material provision of the Operating Agreement; or

●	lease, transfer, assign or otherwise dispose of all or substantially all of our assets other than in our ordinary course of business.

An approval of holders of a majority of the Units is required for the above listed events. Units beneficially owned by the Manager shall have no voting rights.

Removal

The Manager may not be removed by the members, unless the Manager engages in conduct that would constitute a “disqualification event” under Regulation A.

Agreement to be Bound by the Operating Agreement

By purchasing a Unit, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each holder of Units and each person who acquires a Unit from a holder must agree to be bound by the terms and conditions of the Operating Agreement.

Member Voting

The Units have one vote per unit, shall vote together as a single class and that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company will provide holders of Units with not less than ten (10) and no more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of Units. To constitute a quorum, at least a majority of the Units eligible to vote on such matter or such higher percentage of Units as may be required for such action must be represented in person or by proxy. At any meeting or on any matter that is to be voted on or consented to by holders of Units, the then holders of the Units, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Units beneficially owned by the Manager shall have no voting rights.

The Company has elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of the Units were stockholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes.

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In addition, OpCo has provided holders of Units standing as proper plaintiff to bring a derivative action challenging OpCo’s management, notwithstanding the presumption under Delaware law to the contrary. See “Contribution Agreement—Management of OpCo” beginning on page 26.

Member Distributions

The Company’s net income will be paid 100% to the holders of the Units, pro rata in proportion to the number of Units held by each member. There can be no assurance as to the timing of a distribution or that the Company will pay a distribution at all. There are no contractual restrictions on the Company’s ability to make distributions and if any are to be made in the future, such decision will be at the discretion of the Manager and will depend on our then current financial condition and other factors deemed relevant by the Manager. Under the OpCo operating agreement, OpCo is obligated to make cumulative annual distributions, including all anticipated quarterly distributions, to its members, including the Company, to cover tax liabilities. See “Distribution Policy.”

Put Right

Upon the occurrence of an event of default under the Contribution Agreement regarding information to be provided by OpCo to Largo, the holders of the Units will have a 60-day right to cause OpCo to repurchase their Units for a price per Unit equal to the purchase price of such Units plus any accrued but unpaid distributions. See “Contribution Agreement—Information Rights.”

Limited Liability

The liability of each member of the Company will be limited as provided in the DLLCA and as set forth in the Operating Agreement. No member of the Company will be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The DLLCA provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the DLLCA shall be liable to the Company for the distribution for three years. Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of that company, other than liabilities to members on account of their equity interests and liabilities for which the recourse of creditors is limited to specific property of that company, would exceed the fair value of the assets of that Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of a company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the DLLCA, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to that company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from that company’s operating agreement.

Exculpation and Indemnification of the Manager and Others

Subject to certain limitations, the Operating Agreement limits the liability of the Manager and its affiliates, any of the Company’s members, any person who is our officer and any person who serves at the request of the Manager on behalf of us as an officer director, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person will be liable to the Company or the Manager or any other member of the Company for any action taken or omitted to be taken by it or by other person with respect to the Company, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of the Operating Agreement or conduct that is the subject of a criminal proceeding. With the prior consent of the Manager, any Protected Person may consult with legal counsel and accountants with respect to the Company’s affairs (including interpretations of the Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the board members, officers, employees, consultants, attorneys, accountants and professional advisors of the Company selected with reasonable care, provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

The Manager may not be liable to the Company or the members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, purchasers of Units have a more limited right of action than they would have absent the limitation in the Operating Agreement.

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Indemnification

To the fullest extent permitted by law, the Company will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Operating Agreement, and any amounts expended in respect of settlements of any claims approved by the Manager (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

●	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Company; or

●	by reason of the fact that it is or was acting in connection with the activities of the Company in any capacity or that it is or was serving at the request of the Company as a partner, stockholder, member, board members, managers of the Manager, the independent representative, officer, employee, or agent of any Person; unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of the Operating Agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under the Operating Agreement is limited thereunder to the extent of the Company’s assets only. Further, insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

The Company will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to the Operating Agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of the Operating Agreement, provided, that such Protected Person executes a written undertaking to repay the Company for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by the Operating Agreement.

Amendment of the Operating Agreement

Amendments to the Operating Agreement may be proposed only by or with the consent of the Manager and must be approved by a majority vote of the holders of the Units. Further, the Manager does not need consent of the Units to amend the Operating Agreement for, among others, the following actions: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of Units by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; or (iv) as necessary or appropriate, in the sole discretion of the Manager, to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal (and applicable state) income tax purposes.

Termination and Dissolution

The Company will continue as a limited liability company until terminated under the Operating Agreement. The Company will commence winding up upon the first to occur of the following (the “Dissolution Event”):

●	Upon the determination of the members with the approval of the Manager;

●	The Company’s and/or OpCo’s insolvency or bankruptcy;

●	The sale of all or substantially all of the Company’s and/or OpCo’s assets; or

●	The entry of a decree of judicial dissolution under Section 18-802 of the DLLCA.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter the Company will commence its winding up during which its affairs shall be wound up in accordance with the terms of the Operating Agreement.

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Books and Reports

The Company is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. For financial reporting purposes and federal income tax purposes, the Company’s fiscal year and its tax year are the calendar year.

Term and Removal of the Manager

The Operating Agreement provides that the Manager will serve as the Company’s sole Manager for an indefinite term, but the Manager will be automatically removed if the Manager ceases to serve as the sole manager of OpCo. Pursuant to the terms of the OpCo operating agreement, the OpCo Manager will be automatically removed if it engages in any activity that would constitute a “disqualifying event” under Rule 262 of Regulation A.

Transfer Agent

We intend to engage Computershare to be our transfer agent and registrar for the Units. Computershare’s address is at 150 Royall Street, Canton, Massachusetts 02021 and its telephone number is (781) 575-2000.

Investment Amount Limitations

There is a $250 minimum purchase requirement. The maximum amount that each investor can purchase is subject to the investment threshold described under “Plan of Distribution—Investment Threshold” on page 47. We can waive the minimum or maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

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LEX MARKETS TRADING PLATFORM

General

LEX Markets Corp. and its broker dealer subsidiary LEX Markets LLC, through the LEX Markets Platform, seek to make commercial real estate investment liquid and accessible to investors. LEX Markets LLC is the exclusive Placement Agent for this offering. The LEX Markets Platform is intended to allow users to invest in a single property and to build a portfolio of select properties through an online marketplace of individual properties. The investments are intended to be freely tradable exempt securities and are not subject to any holding period restrictions.

The LEX Markets Platform is comprised of (a) a front-end order management system that enables customers of LEX Markets LLC to research securities offered by LEX Markets and enter orders to buy or sell them, and (b) a matching engine that crosses buy and sell orders and reports trades to brokers for clearing and settlement and to the FINRA OTC Trade Reporting Facility. The matching engine is operated by LEX Markets LLC as an Alternative Trading System (ATS) in compliance with Regulation ATS, and offers access to other FINRA-licensed broker dealers on a non-discriminatory basis.

In consideration for the Platform Fee, pursuant to the terms of the LEX ATS Issuer Agreement, which is the agreement for participation in the LEX Markets Platform, LEX Markets LLC agrees to provide the Company with a comprehensive solution to assist the Company to comply with the Company’s ongoing disclosure obligations under Regulation A, as well as a marketplace tailored for secondary trading of the Units. This includes assisting the Company in engaging third-party providers for services such as legal advisory work, periodic audit services, filing and compliance services associated with state securities laws (Blue Sky), transfer agent services, and tax preparation services such as the distribution of Form K-1s to Unit holders. This summary of services provided by LEX Markets is not intended to be complete and is qualified in its entirety by reference to the form of the LEX ATS Issuer Agreement, a copy of which is filed as an exhibit to the offering statement of which this offering circular forms a part.

Blue Sky Requirements for Secondary Trading

While Regulation A preempts state Blue Sky laws with respect to initial offerings, it does not as to secondary market trading. To facilitate secondary market trading, the Company intends to rely upon the manual publication exemption available under most state Blue Sky laws. In California, the Company will apply for and obtain permission for secondary trading from the California Department of Financial Protection and Innovation prior to allowing secondary market trading by California residents.

Eligibility Criteria

In order to be eligible to participate on the LEX Markets Platform, the Company must meet the following eligibility criteria throughout the term of participation:

●	The Unit must have assigned CUSIP numbers and be eligible for DTC Continuous Net Settlement;

●	The Company must engage a transfer agent approved by LEX Markets;

●	The Company must comply with the applicable Blue Sky requirements;

●	The Company must timely file of all continuous and other reporting requirements under the Securities Act, including without limitation, the requirements of Regulation A;

●	The Manager must own at least 5% of the Units or an equivalent interest in the Company that is pari passu with an investment in the Units;

●	Material related party transactions must be reviewed and approved by an ad hoc independent board member;

●	The fiduciary duties of the Manager cannot be disclaimed;

●	The Company must maintain a public company director and officer insurance policy with a least $3,000,000 of coverage; and

●	The Company must not be the subject of any material enforcement proceeding brought by a regulator or criminal enforcement authority, and maintain status that prevents “bad actor” disqualification of “covered person” under Regulation A.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of the material U.S. federal income tax considerations that may be relevant to prospective holders of Units who are individual citizens or residents of the United States. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not obtained, and do not intend to obtain, any opinion of counsel or ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. Unless the context otherwise requires, references in this section to “us” or “we” are references to 286 Lenox Partners LLC.

The following section does not comment on all U.S. federal income tax matters affecting the Company or its unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Units being taken into account in an applicable financial statement and persons deemed to sell their Units under the constructive sale provisions of the Code. In addition, the discussion only comments to a limited extent on state, local, and foreign tax consequences. Accordingly, we encourage each prospective holder of Units to consult his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to him or her of the ownership or disposition of Units and potential changes in applicable laws.

Partnership Status

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his or her share of items of income, gain, loss and deduction of the partnership in computing his or her U.S. federal income tax liability, regardless of whether cash distributions are made by the partnership. Distributions from a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to such partner is in excess of his or her adjusted basis in the partnership interest.

Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes dividends, interest (other than from a financial business), real property rents, gain from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

We intend to operate such that we will meet the Qualifying Income Exception in each taxable year. We do not expect to seek a ruling from the IRS or an opinion of counsel as to our status for U.S. federal income tax purposes or whether our operations will generate qualifying income under Section 7704 of the Code.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

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If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at the corporate rate. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his Units, or taxable capital gain, after the unitholder’s tax basis in his Units is reduced to zero. Accordingly, taxation as a corporation could result in a reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a reduction of the value of the Units.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his or her income tax return his or her share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are made. Consequently, we may allocate income to a unitholder even if he or she has not received a cash distribution. Each unitholder will be required to include in income his or her allocable share of our income, gains, losses and deductions for our taxable year ending with or within his or her taxable year.

Treatment of Distributions

Cash distributions made by us to a unitholder generally will not be taxable to him or her for U.S. federal income tax purposes to the extent of such unitholder’s tax basis in his or her Units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of his or her tax basis generally will be considered to be gain from the sale or exchange of the Units, taxable in accordance with the rules described under “—Disposition of Units” below.

Adjusted Tax Basis of Units

A unitholder’s initial tax basis in his or her Units generally will be the amount such unitholder paid for the Units plus his or her share of our nonrecourse liabilities. That basis generally will be increased by such unitholder’s share of our income and by any increases in such unitholder’s share of our nonrecourse liabilities. That basis generally will be decreased, but not below zero, by distributions to such unitholder from us, by such unitholder’s share of our losses, by any decreases in such unitholder’s share of our nonrecourse liabilities and by such unitholder’s share of our expenditures that are not deductible in computing taxable income and that are not required to be capitalized. A unitholder generally will have a share, based on such unitholder’s share of profits, of our nonrecourse liabilities. See “—Disposition of Units” on page 39.

Restrictions on Deductibility of Losses

A unitholder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such unitholder’s adjusted tax basis in the Units it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a unitholder’s allocable share of our losses would reduce its adjusted tax basis for its Units below zero, the recognition of such losses by such unitholder would be deferred to subsequent taxable years and will be allowed if and when such unitholder has sufficient tax basis so that such losses would not reduce such unitholder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitations on “passive activity losses” and “excess business losses” could further limit the deductibility of losses allocable to a unitholder.

Limitations on Interest Deductions

Our ability to deduct interest paid or accrued on indebtedness properly allocable to a trade or business, “business interest,” will be limited to an amount equal to the sum of (i) our business interest income during the taxable year and (ii) 50% of our adjusted taxable income for such taxable year. Should our ability to deduct business interest be limited, the amount of taxable income allocated to our unitholders in the taxable year in which the limitation is in effect may increase. However, in certain circumstances, a unitholder may be able to use a portion of a business interest deduction subject to this limitation in future taxable years. Prospective unitholders should consult their tax advisors regarding the impact of this business interest deduction limitation on an investment in the Units.

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In addition, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

●	interest on indebtedness properly allocable to property held for investment;

●	our interest expense attributed to portfolio income; and

●	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any U.S. federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, may be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the Operating Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of Units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the Operating Agreement is maintained as nearly as is practicable. Payment by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Items of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. If we have a net loss for the entire year, that loss will be allocated to the unitholders in accordance with their percentage interests in us, as adjusted for certain items in accordance with applicable Treasury Regulations.

Section 706 of the Code provides that items of partnership income and deduction must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to unitholders in a manner that reflects such unitholders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between unitholders of Units, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the unitholders to the possible detriment of certain unitholders. The Manager is authorized to revise our method of allocation between transferors and transferees (as well as among unitholders whose interests otherwise could vary during a taxable period).

Because we cannot match transferors and transferees of Units, we may adopt depreciation, amortization, and other tax accounting positions that may not comply with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the allocations of tax items to unitholders and could have a negative impact on the value of Units or result in audits of and adjustments to unitholders’ tax returns.

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37%, and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

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In addition, a 3.8% Medicare tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of Units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. Treasury Regulations have been issued that provide guidance regarding the NIIT. Prospective unitholders are urged to consult their tax advisors as to the impact of the NIIT on an investment in the Units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder may be entitled to a deduction of up to 20% of its “qualified publicly traded partnership income” attributable to us. For purposes of this deduction, a unitholder’s “qualified publicly traded partnership income” attributable to us is equal to the sum of:

●	the net amount of such unitholder’s allocable share of certain of our income, gain, deduction and loss (generally excluding certain items related to our investment activities, including capital gains and dividends, which are subject to a U.S. federal income tax rate of 20%); and

●	any gain recognized by such unitholder on the disposition of his or her Units to the extent such gain is attributable to certain assets subject to ordinary income or loss treatment under Section 751, including depreciation recapture and “inventory items” we own.

Prospective unitholders should consult their tax advisors regarding the application of this deduction and its interaction with the overall deduction for “qualified business income.”

Section 754 Election

The Manager intends to make the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a Unit purchaser’s tax basis in our assets under Section 743(b) of the Code to reflect his or her purchase price. This election does not apply with respect to a person who purchases Units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders.

A Section 754 election is advantageous if the transferee’s tax basis in his or her Units is higher than the Units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his or her share of any gain on a sale of our assets would be less.

The calculations involved in the Section 754 election are complex and, if such an election is made, such calculations will be made on the basis of assumptions as to the value of our assets and other matters. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that any deductions resulting from them will not be reduced or disallowed altogether.

Tax Treatment of Operations

Taxable Year

We use the year ending December 31 as our taxable year for U.S. federal income tax purposes. Each unitholder will be required to include in income such unitholder’s share of our income, gain, loss and deduction for our taxable year ending within his or her taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of such unitholder’s Units following the close of our taxable year but before the close of such unitholder’s taxable year must include such unitholder’s share of our income, gain, loss and deduction in income for his or her taxable year, meaning that such unitholder will be required to include in income for such taxable year his or her share of more than twelve months of our income, gain, loss and deduction.

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will generally be borne by our unitholders holding interests in us prior to any such offering. See “—Tax Consequences of Unit Ownership—Allocation of Items of Income, Gain, Loss and Deduction.”

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To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Allocation of Items of Income, gain, Loss and Deduction.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

The costs we incur in selling the Units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses. In addition, some or all of the Platform Fee payable by the Company to LEX Markets will be capitalized and cannot be deducted currently.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of Units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Gain or loss will be recognized on a sale of Units equal to the difference between the amount realized and the unitholder’s adjusted tax basis in the Units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus his or her share, if any, of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of Units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer,” on the sale or exchange of a Unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which may be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. In addition, any unrecaptured Section 1250 amounts will be subject to a tax rate in excess of the long-term capital gain rate. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a Unit and may be recognized even if there is a net taxable loss realized upon the sale of a Unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of Units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a unitholder on disposition of the Units may be reduced by such unitholder’s deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

Unitholders who purchase the Units in separate transactions must maintain a single adjusted tax basis for all those Units. Upon a sale or other disposition of less than all of the Units held by such unitholders, a portion of the aggregate tax basis of all Units must be allocated to the Units sold. Unitholders who purchase the Units at different times and intend to sell all or a portion of the Units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling unitholder may use the actual holding period of the portion of its transferred Units, provided such Units are divided into identifiable Units with ascertainable holding periods, the selling unitholder can identify the portion of the Units transferred, and the unitholder elects to use the identification method for all sales or exchanges of the Units.

Tax-Exempt Organizations and Foreign Investors

General

Ownership of Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in the Units.

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Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Items of our income allocated to a unitholder that is a tax-exempt organization may be treated as unrelated business taxable income that may be taxable to it.

A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

Non-resident aliens and foreign corporations, trusts or estates that own units (“foreign unitholders”) may be considered to be engaged in business in the United States because of the ownership of Units. As a consequence, they may be required to file U.S. federal tax returns to report their share of our items of income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our income or gain. Moreover, under rules applicable to publicly traded partnerships, our distributions to foreign unitholders will generally be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns Units may be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” This type of unitholder is also subject to special information reporting requirements under Section 6038C of the Code.

Sale of a Unit

A foreign unitholder who sells or otherwise disposes of a Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a Unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that Unit. Such gain shall be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests.

Under the Foreign Investment in Real Property Tax Act, a foreign unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to a 15% U.S. federal withholding tax upon the sale, exchange or other disposition of a Unit if (i) he or she owned (directly or constructively applying certain attribution rules) more than 5% of the class of such Unit at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the Units or the five-year period ending on the date of disposition. In general, a U.S. real property interest does not include any interest in a domestically-controlled qualified investment entity. If more than 50% of our assets consist of U.S. real property interests, foreign unitholders may be subject to U.S. federal income tax on gain from the sale, exchange or other disposition of their Units.

Upon the sale, exchange or other disposition of a Unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. If the transferee fails to satisfy this withholding requirement, we will be required to deduct and withhold such amount (plus interest) from future distributions to the transferee. Because the “amount realized” would include a unitholder’s share of our nonrecourse liabilities, if any, 10% of the amount realized could exceed the total cash purchase price for such disposed Units. Due to this fact, our inability to match transferors and transferees of Units and other uncertainty surrounding the application of these withholding rules, the U.S. Department of the Treasury and the IRS have currently suspended these rules for transfers of certain publicly traded partnership interests, including transfers of the Units, until regulations or other guidance has been issued. It is unclear when such regulations or other guidance will be issued.

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Additional withholding requirements may also affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements” and “—Administrative Matters —Information Reporting and Backup Withholding.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, as soon as reasonably practicable after the close of each calendar year, specific tax information, including a Schedule K-1, which describes such unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. However, unitholders may not receive this tax information prior to when tax return filings become due and may need to file for extensions or file based on estimates. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. We cannot assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Units.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Entities treated as partnerships for U.S. federal income tax purposes generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners.

A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or a partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced.

Additionally, we are required to designate a person with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate the Manager as our Partnership Representative. With respect to any period in which any non-individual is the Partnership Representative, the Manager will cause us to appoint an individual eligible to be a designated individual through whom the Partnership Representative will act (the “Designated Individual”). Any actions taken by us or by the Partnership Representative or the Designated Individual on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Information Reporting and Backup Withholding

If we are required to withhold any U.S. tax on distributions made to any unitholder, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the unitholders by the applicable withholding agent. Distributions made to a unitholder that is a “United States person” as defined in the Code may be subject to backup withholding, unless such unitholder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such unitholder should use an IRS Form W-9 for this purpose. If such unitholder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such unitholder will be subject to backup withholding (currently, at a rate of 24%) and such unitholder may be subject to a penalty imposed by the IRS. Exempt unitholders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a foreign unitholder to avoid backup withholding, such unitholder should submit the appropriate version of IRS Form W-8, attesting to such unitholder’s foreign status. The failure of such a foreign unitholder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such unitholder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a unitholder’s U.S. federal income tax liability if the required information is furnished by such unitholder on a timely basis to the IRS.

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If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all unitholders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all unitholders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the unitholders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity,” (as specially defined in the Code) unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

Thus, to the extent we have FDAP Income on or after January 1, 2019 that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Foreign Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their Units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in the Units.

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

●	the name, address and taxpayer identification number of the beneficial owner and the nominee;

●	whether the beneficial owner is:

●	a person that is not a U.S. person;

●	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

●	a tax-exempt entity;

●	the amount and description of Units held, acquired or transferred for the beneficial owner; and

●	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Units they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Units with the information furnished to us.

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), unitholders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain unitholders) would be required to disclose to the IRS information relating to us and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Units is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in us could become a reportable transaction for unitholders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for unitholders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Recent Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in the Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships.

Any modifications to the U.S. federal income tax laws or interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in the Units.

State, Local, Foreign and Other Tax Considerations

The foregoing discussion does not address the U.S. state and local or foreign tax consequences of the purchase, ownership and disposition of the Units. Unitholders may be subject to certain U.S. state and local and foreign taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Unitholders may not receive the relevant tax information prior to when tax return filings become due and may need to file for extensions. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.”

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the U.S. federal laws and the laws of pertinent states, localities and foreign jurisdictions, of his or her investment in us. Accordingly, each prospective unitholder is urged to consult his or her own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the Units (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making the Units available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in the Units (or making the Units available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of the Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that neither the Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in the Units by the ERISA Plan (or making such Units available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in the Units is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in the Units (or to make the Units available for investment under a Participant-Directed Plan) may already maintain a relationship with the Manager or one or more of its affiliates, as a result of which the Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if the Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in the Units should consult with their counsel to determine whether an investment in the Units would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

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Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The Units will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the Units may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the Units will not be issued by a registered investment company.

The 25% Limit

Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded.

Operating Companies

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the period from its initial valuation date through the last day of the first annual valuation period, and during each 12-month period thereafter. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity seeking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC, but including a REOC) with respect to which the investor obtains management rights.

45

We intend to operate the Company in a manner that either will enable us to qualify as a VCOC (or a REOC) or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation, such as by not exceeding the 25% Limit. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case. Under the Operating Agreement, the Manager will have the power to take certain actions to avoid having the assets of the Company characterized as “plan assets,” including the right to cause a member that is a benefit plan investor to withdraw with respect to all or part of its Units.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a benefit plan investor to redeem their Units upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in the Units.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in the Units with assets of the IRA.

Units sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Units is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in the Units.

46

PLAN OF DISTRIBUTION

General

LEX Markets LLC (the “Placement Agent”), will act as our placement agent in connection with the offering of the Units pursuant to an engagement letter agreement (the “Engagement Agreement”), the form of which has been filed as Exhibit 1.1 to the offering statement of which this offering circular forms a part. The Placement Agent is not obligated to purchase any Units or sell a specific number of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units. Subscriptions will be made either through the LEX Markets Platform or by completing manual Subscription Agreements, and payment will be made into escrow. The subscription funds paid by investors as part of the subscription process will be held in escrow in accordance with SEC Rule 15c2-4 and will not be released unless and until there is a closing of the offering or the offering is withdrawn or cancelled. Subscription funds deposited using the LEX Markets Platform Method (described in greater detail in Annex A of the Subscription Agreement) will be held in FDIC-insured accounts at banks participating in Apex Clearing Corporation’s cash sweep program. Subscription funds deposited using the Manual Subscription Method (described in greater detail in Annex A of the Subscription Agreement) will be held in an escrow account at Bank of American, N.A. held by Computershare Trust Company, N.A. The Placement Agent will not be responsible for collecting or holding investor funds.

The Placement Agent has advised us that it proposes to offer the Units to the public at the initial public offering price on the cover page of this offering circular. OpCo has agreed to pay the Placement Agent a placement fee equal to 3.0% of the gross proceeds from the sale of the Units in this offering. The Placement Agent has agreed to pay the expenses of this offering, other than the placement fee. Accordingly, as described elsewhere throughout this offering circular, this is a “no load” offering and the investors will not be required to pay any organization or offering expenses. OpCo has also agreed to pay the Placement Agent a due diligence fee of $12,000 to cover the costs of third-party due diligence report expenses, which will be paid regardless of whether we received subscriptions for the Total Minimum Offering Amount by March 31, 2022, but which will be credited toward the placement fee if the placement fee is paid. The due diligence fee will be reimbursed to OpCp to the extent the contemplated third-party due diligence report expenses are not actually incurred if no placement fee is paid.

The offering fees and expenses to be paid by the Placement Agent include the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Units under state securities laws and FINRA’s issuance of a No Objections Letter; and (v) other distribution expenses. In the event the Engagement Agreement with the Placement Agent is terminated for any reason other than because of the Placement Agent’s material failure to provide the services contemplated by the engagement letter agreement, OpCo shall reimburse the Placement Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including legal fees. The Placement Agent will be entitled to receive commissions from OpCo in connection with this offering that will vary depending on a variety of factors, including the total amount of capital raised in the offering, provided that commissions payable to the Placement Agent for capital raising activities in connection with this offering shall not exceed 3.0% of the gross proceeds of the Offering, or $64,500. OpCo also has agreed to indemnify the Placement Agent for certain liabilities, including liabilities arising under the Securities Act. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses.

Unless sooner withdrawn or canceled by either us or the Placement Agent, this offering will continue until September 30, 2022. The Placement Agent has agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by you for the purchase of the Units. Those funds will be deposited by you into the escrow account described above, where they will stay until a closing or cancellation of this offering. On the closing date for this offering, the funds in the escrow account will be delivered to the Company. If we do not receive subscriptions for the Total Minimum Offering Amount by March 31, 2022, we will cancel this offering and the escrow agents will return promptly all subscription amounts in compliance with Rule 10b-9 under the Exchange Act and in accordance with the terms of the escrow agreement. We reserve the right, in our discretion, to accept or reject orders for the Units, in whole or in part.

Investment Threshold

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. In addition, we must have reasonable grounds to believe, on the basis of information received, either directly or indirectly, from each investor concerning such investor’s investment objectives, other investments, financial situation and needs, and any other information know by us that: (1) the investors is or will be in a financial position appropriate for it to realize to a significant extent the benefits of the Units as described in this offering circular, (2) the investor has a fair market net worth sufficient to sustain the risk inherent in acquiring the Units, including the complete loss of the investment and the lack of liquidity for the Units and (3) an investment in the Units is otherwise suitable for the investor.

Suitability Standards

This offering may be deemed to be a “direct participation program” under FINRA Rule 2310. Nevertheless, the Company believes that the Units are suitable for all investors, regardless of the size of their investment, subject to the general requirement for brokers making recommendations pursuant to Regulation Best Interest, because the minimum investment price per Unit is $250.00, the Units have been structured to be freely tradeable on the secondary market without lockup restrictions and the Units will be admitted for secondary trading on the LEX Markets Trading Platform.

47

Subscription Process

Procedures for Subscribing

After the offering statement of which this offering circular is a part has been qualified by the SEC, if you decide to subscribe for any Units in this offering, you may purchase Units one of two ways: (1) by opening a brokerage account with LEX Markets and purchasing using the LEX Markets Platform website (the “LEX Markets Platform Method”) or (2) if you are investing at least $50,000, by manually completing the subscription agreement and returning it to LEX Markets LLC at the address provided in the agreement (the “Manual Subscription Method”).

The LEX Markets Subscription Method

LEX Markets LLC operates the LEX Markets Platform located at www.LEX-markets.com. Through the LEX Markets Platform, investors subscribing through the LEX Markets Platform Method can, once they establish an account, browse and screen potential property investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, this offering will be conducted through the facilities of LEX Markets Platform through which investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price for their Units in the form of ACH debit transfer or wire transfer.

The Manual Subscription Method

Investors investing more than $50,000 may elect to invest using their existing brokerage account at another DTC-participant broker without using the LEX Markets Platform. Investors using the Manual Subscription Method must request delivery of the subscription agreement, either through the LEX Markets website or by contacting a registered representative of LEX Markets LLC. The investor must then manually complete and sign the subscription agreement and indicate therein the number of Units it desires to purchase. Once the subscription agreement has been completed, including the name of the investor’s broker and account name and number, it must be delivered by email to a registered representative of LEX Markets LLC. The LEX Markets representative will confirm receipt of the subscription agreement and the funds. At closing, the Transfer Agent will cause the investor’s Units to be deposited in the account specified in the subscription agreement.

48

Procedures for Payment

After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price (i) for investors holding or opening brokerage accounts with LEX Markets LLC, by funding that account by automated clearing house (ACH) debit transfer or wire transfer and following the subscription instructions on the LEX Markets website or (ii) for investors investing more than $50,000 through the manual subscription process, who desire to hold their Units at another U.S. brokerage firm, by wiring funds into a segregated non-interest bearing account at Bank of America, N.A. held by Computershare Trust Company until the initial closing date of this offering, which shall occur on the date that the Total Minimum Offering Amount has been raised. See “Plan of Distribution—Subscription Process” On the closing date, the funds in the account will be released to the Company and the associated Units will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the escrow account will be returned promptly to the investors, without interest, in compliance with Rule 10b-9 under the Exchange Act.

We will not accept any money until the SEC qualifies the offering statement of which this offering circular constitutes a part.

Investor Representations

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Units does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Units for your own account and that your rights and responsibilities regarding your Units will be governed by the Operating Agreement and Certificate of Formation, each filed as an exhibit to the offering circular. Purchasers of the Units in this offering and subsequent purchasers will be deemed to become party to the Operating Agreement, a copy of the amended and restated form of which is filed as Exhibit 2.3 hereto.

Right to Reject Subscriptions. After you have agreed to the subscription agreement and placed the funds required under the subscription agreement in the specified account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. No funds will be provided to us from your account from rejected subscriptions.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, subject to having achieved the Total Minimum Offering Amount threshold, we will issue the Units subscribed for at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

49

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the Issuers, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of this offering, us or the Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Units.

LEGAL MATTERS

The validity of the Units offered hereby will be passed upon for the Company by Winston & Strawn LLP.

FINANCIAL STATEMENTS

The balance sheet of 286 Lenox Partners LLC as of July 9, 2021 and the related notes to the balance sheet have been included in this offering circular with the Independent Auditors’ Report of Baker Tilly US, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of Regal 286 Lenox LLC as of December 31, 2020, and related statements of operations, changes in member’s equity, and cash flows for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020, and the related notes to the financial statements have been included in this offering circular with the Independent Auditors’ Report of Baker Tilly US, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

50

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

Financial Statements

July 09, 2021

(With Independent Auditors’ Report Thereon)

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

July 09, 2021

Page
INDEPENDENT AUDITOR’S REPORT	F-2

FINANCIAL STATEMENTS

Balance Sheet	F-3
Notes to the Balance Sheet	F-4 - F-7

F-1

Independent Auditors’ Report

To the Member of

286 Lenox Partners LLC

We have audited the accompanying balance sheet of 286 Lenox Partners LLC (a Delaware Limited Liability Company) as of July 9, 2021, and the related notes to the balance sheet (financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.

Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of 286 Lenox Partners LLC as of July 9, 2021, in accordance with accounting principles generally accepted in the United States of America.

Tysons, Virginia

August 9, 2021

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

F-2

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

Balance Sheet

As of July 9, 2021

Accrual Basis
July 9, 2021
ASSETS
Cash	$250.00
Total Assets	$250.00
MEMBER'S EQUITY
Common Units; (unlimited units authorized;1 unit issued and outstanding)	$250.00
Total Liabilities and Member's Equity	$250.00

See accompanying notes to the balance sheet

F-3

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

July 09, 2021

1.	ORGANIZATION AND NATURE OF OPERATIONS

286 Lenox Partners LLC (the “Company”) was formed on June 8, 2020 as a Delaware limited liability company and intends to qualify as a partnership for U.S. federal income tax purposes. The Company was organized for the sole purpose of acquiring a membership interest in Regal 286 Lenox LLC, a Delaware limited liability company (“OpCo”). OpCo’s sole asset is a four-story with basement building, which is occupied by one retail and two office tenants. The Company is managed by Regal Capital Acquisitions LLC (the “Manager”), which is also the manager of OpCo (“OpCo Manager”).

As of July 09, 2021, the Company has not begun operations.

The Company intends to file an offering statement on Form 1-A with the US Securities and Exchange Commission (“SEC”) with respect to an offering (the “Offering”) of limited liability company units (“Units”), for an initial offering price of $250.00 per Unit. As of July 09, 2021, the Company has issued one Unit to the Manager, for a purchase price of $250. The Company will remain in existence until liquidated in accordance with the terms of its Limited Liability Company Agreement (the “Operating Agreement”).

The Offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act.

The Company’s fiscal year end is December 31st.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet and related notes of the Company have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

F-4

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

July 09, 2021

Estimates

The preparation of the balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions.

Organizational and Offering Costs

Organizational and offering costs of the Company are being paid on behalf of the company by LEX Markets LLC (the “Placement Agent”). These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. The offering expenses also includes the distribution of Units, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing and qualification of the sale of shares under U.S. federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. OpCo has agreed to pay the Placement Agent a fee equal to 3% of the gross proceeds of the Units sold in the Offering.

This Offering is being made on a “best efforts” basis, which means that no one is committed to purchasing any shares in the Offering. OpCo has engaged the Placement Agent to act as the exclusive placement agent in connection with the Offering. The Placement Agent is not obligated to purchase any shares or sell a specific number of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units.

F-5

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

July 09, 2021

Trading Market

In connection with this Offering, the Company intends to seek to have its Units admitted to trading on an “alternative trading system” or, ATS, maintained by LEX Markets LLC (the “Platform”) once all applicable regulatory approvals have been received. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of the Units may be limited.

LEX Markets LLC, through the Platform located at www.LEX-Markets.com, seeks to provide an opportunity to investors to become equity holders in companies that own real estate properties. Through the Platform, investors can browse and screen potential property investments, view details of an investment and indicate interests in Units online. After the qualification by the SEC, the Offering will be conducted through the facilities of the Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. The Company will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of Units, based on the average price per share over the last 90 calendar days of the immediately preceding calendar year (the “ATS Fee”).

Taxable Income

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes dividends, interest (other than from a financial business), real property rents, gain from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

The Company intends to operate such that it will meet the Qualifying Income Exception in each taxable year and expects not to pay any U.S. federal income tax.

F-6

286 Lenox Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

July 09, 2021

3.	RELATED PARTY TRANSACTIONS

Management

Regal 286 Lenox Venture LLC, a Delaware limited liability company (“Lenox Venture”), is currently the sole member of OpCo. The Manager, in addition to being OpCo Manager, is also the managing member of Lenox Venture. The Manager is 50% owned by TJDJ. C. LLC, a Delaware limited liability company wholly-owned by Joey Cohen, and 50% owned by AKE Smith LLC, a Delaware limited liability company wholly-owned by Alexander Smith. Following the closing of the Offering, the Company intends to acquire a minority interest in OpCo pursuant to the terms of a contribution agreement.

The Company is organized as a limited liability company that does not have a board of directors. The Manager performs the function of a board of directors. Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, subject to the requirement to obtain consent for certain actions, and shall possess all powers necessary, convenient or appropriate to carrying out the Company’s purposes and business, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

The Manager will not receive any compensation for its services as the managing member of the Company. However, the day-to-day operations of the Building are managed by Regal Property Management LLC (the “Property Manager”), a related party affiliated to the Manager, pursuant to the terms of a management agreement between OpCo and the Property Manager. The annual management fee payable to the Property Manager under this agreement is three percent (3%) of annual gross income of OpCo, as provided.

4.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 9, 2021, the date the financial statement was available to be issued.

F-7

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Financial Statements

For the Six Months Ended June 30, 2021 and the

Period from March 13, 2020 (Commencement of Operations)

through December 31, 2020

(Unaudited)

F-8

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

June 30, 2021

Page

UNAUDITED FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020	F-10
Unaudited Statements of Operations for the Six Months Ended June 30, 2021 and the Period from March 13, 2020 (Commencement of Operations) through December 31, 2020	F-11
Unaudited Statement of Member’s Equity for the Six Months Ended June 30, 2021	F-12
Unaudited Statements of Cash Flows for the Six Months Ended June 30, 2021 and the Period from March 13, 2020 (Commencement of Operations) through December 31, 2020	F-13
Notes to Unaudited Financial Statements	F-14 – F-25

F-9

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Balance Sheets

June 30, 2021 and December 31, 2020

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets:
Real estate, net	$9,456,654	$9,578,807
Cash	124,118	395,117
Security deposits	425,209	425,209
Restricted cash	-	1,983,650
Prepaid expenses and other assets	76,883	126,854
Accounts receivable	26,619	13,784
Deferred rent receivable	158,657	100,070
Origination value of acquired leases, net	1,159,406	1,230,635
Derivative asset	57,109	-

Total assets	$11,484,655	$13,854,126

Liabilities and member’s equity

Liabilities:
Mortgage note payable, net	$6,832,496	$6,909,992
Related party note payable	-	850,000
Accounts payable, accrued expenses and other liabilities	103,828	113,777
Deferred ground lease payable	1,099,862	677,188
Accrued interest	9,441	-
Security deposits payable	425,209	425,209
Derivative liability	-	69,803
Distribution payable	109,208	173,550
Acquired unfavorable ground lease, net	281,770	283,268

Total liabilities	8,861,814	9,502,787

Commitments and contingencies

Member’s equity	2,622,841	4,351,339

Total liabilities and member’s equity	$11,484,655	$13,854,126

F-10

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Unaudited Statements of Operations

For the Six Months Ended June 30, 2021 and the Period from March 13, 2020 through June 30, 2020

	Period Ended June 30,
	2021	2020
Revenues:
Rental income	$665,346	$400,369
Unrealized gain on interest rate swap	126,912	-
Tenant reimbursement income	12,835	1,056
Other income	96	-

Total revenues	805,189	401,425

Expenses:
Ground lease	631,176	380,092
Depreciation and amortization	193,382	112,806
Interest expense	90,165	90,144
Property taxes	38,718	4,040
General and administrative expenses	17,651	28,816
Management fees	17,294	13,020
Insurance	5,570	7,242
Professional fees	27,154	-
Repairs and maintenance	30,487	3,750
Utilities	30,000	1,209

Total expenses	1,081,597	641,119

Net loss	$(276,408)	$(239,694)

F-11

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Unaudited Statement of Member’s Equity

For the six month Ended in June 30, 2021

Member’s equity - January 1, 2021	$4,351,339

Distributions	(1,452,090)

Net loss	(276,408)

Member’s equity - June 30, 2021	$2,622,841

F-12

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Unaudited Statements of Cash Flows

For the Six Months Ended June 30, 2021 and the Period from March 13, 2020 through June 30, 2020

	Period Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(276,408)	$(239,694)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	193,382	112,806
Amortization of acquired unfavorable ground lease	(1,498)	(874)
Amortization of loan financing fees	8,926	9,936
Unrealized gain on interest rate swap	(126,912)	-
Deferred rent receivable	(58,587)	(38,846)
Deferred ground lease payable	422,674	254,514
Change in operating assets and liabilities:
Accounts receivable	(12,835)	(1,056)
Prepaid expenses	49,971	-
Accounts payable, accrued expenses and other liabilities	(9,949)	85,489
Security deposits payable	-	425,209
Investors payable	(173,550)	-
Accrued interest	9,441	21,875

Net cash provided by operating activities	24,655	629,359

Cash flows from investing activities:
Acquisition of real estate	-	(10,829,990)

Cash used in investing activities	-	(10,829,990)

Cash flows from financing activities:
Deferred financing cost	-	(171,756)
Proceeds from mortgage note payable	-	7,000,000
Principal payments on mortgage note payable	(86,422)	-
Proceeds from related party note payable	(850,000)	850,000
Contributions	-	5,599,000
Distributions	(1,342,882)	(50,550)

Net cash (used in) provided by financing activities	(2,279,304)	13,226,694

Net change in cash and restricted cash	(2,254,649)	3,026,063

Cash and restricted cash at beginning of period	2,803,976	-

Cash and restricted cash at end of period	$549,327	$3,026,063

Supplemental disclosures of cash flow information:
Cash paid for interest	$68,391	$58,333

Supplemental disclosure of non-cash financing activities:
Accrued distributions	$109,208	$89,500
Contribution receivable	$3,000	$3,000

F-13

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

NOTE 1	–	ORGANIZATION AND NATURE OF OPERATIONS

Regal 286 Lenox LLC (the “Company”) was formed on November 15, 2019 as a Delaware limited liability company. The term of the Company shall continue indefinitely, unless the Company is earlier dissolved by the occurrence of events more fully described in the limited liability company agreement.

The purpose of the Company is to acquire and operate a mixed-use commercial building located at 286 Lenox Avenue, New York, New York (the “Property”). The Property is a four-story with basement building, which is occupied by one retail and two office tenants. The Property was acquired on March 13, 2020 (Commencement of Operations) and is subject to a ground lease that expires on July 30, 2115.

Income, losses and distributions from the Company are allocated 100% to Regal 286 Lenox Venture LLC (the “Member”). Regal Capital Acquisitions LLC (“RCA”) is the manager of the Member, which also acts as the manager of the Company.

A member of a limited liability company is not liable for debts, obligations, or other liabilities of the limited liability company by reason of being such a member.

The Company’s operations and financial performance are subject to certain business risks and uncertainties that include changes in economic conditions, rapid changes in the real estate market, and competition for mixed-use commercial buildings in the local marketplace, among others.

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.

Cash and Restricted Cash

At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company believes it mitigates this risk by banking with major financial institutions.

Restricted cash consists of monies restricted for the benefit of the Company’s lender under the terms of the debt agreements.

F-14

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Restricted Cash (Continued)

The following table provides a reconciliation of cash and restricted cash within the balance sheets to the sum of the corresponding amounts within the statements of cash flows reported:

	2021	2020
As of January 1,
Cash	$395,117	$-
Security deposits	425,209	-
Restricted cash	1,983,650	-
Cash and restricted cash	$2,803,976	$-

As of June 30,
Cash	$124,118	$483,766
Security deposits	425,209	425,209
Restricted cash	-	2,117,088
Cash and restricted cash	$549,327	$3,026,063

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance and a credit to accounts receivable. At June 30, 2021 and December 31, 2020, the Company considers accounts receivable to be fully collectible.

Accounting for Real Estate

Real estate is carried at cost less accumulated depreciation. Leasehold improvements is stated at cost and is depreciated on a straight-line basis over an estimated useful life of 40 years. On a continuous basis, management assesses whether there are any indicators, including property operating performance, changes in anticipated holding period and general market conditions, that the value of the real estate properties (including any related amortizable intangible assets or liabilities) may be impaired. A property value is considered impaired only if management’s estimate of current and projected operating cash flows (undiscounted and unleveraged) of the Property over its remaining hold period is less than the net carrying value of the Property. Such cash flow projections consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the carrying value of the Property would be adjusted to an amount to reflect the estimated fair value of the Property. The Company’s estimates could differ materially from actual results. The Company did not recognize any impairment losses on real estate during the six months ended June 30, 2021 and period from March 13, 2020 (Commencement of Operations) through December 31, 2020.

F-15

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Real Estate (Continued)

Acquisitions of real estate not meeting the definition of a business are accounted for as asset acquisitions and the purchase price and direct acquisition costs are allocated among the identified components based on their relative fair values at the date of acquisition. The Company allocates the purchase price of acquired real estate to the acquired tangible assets, consisting of leasehold improvements and identified intangible assets and liabilities, consisting of other value of in-place leases and value of unfavorable ground lease.

In allocating the purchase price to identified intangible assets and liabilities of an acquired property, the value of above-market and below-market leases is estimated based on the present value of the difference between the contractual amounts, including fixed-rate, below-market lease renewal options, to be paid pursuant to the leases and management’s estimate of the market lease rates and other lease provisions (i.e., expense recapture, base rental changes, etc.) measured over a period equal to the estimated remaining term of the lease. The unfavorable ground lease is amortized over the life of the ground lease and recorded as a reduction to ground lease expense.

In determining the value of in-place leases, management considers current market conditions and costs to execute similar leases in arriving at an estimate of the carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, estimates of lost rental revenue during the expected lease-up periods and costs to execute similar leases including leasing commissions, legal and other related costs based on current market demand. The value assigned to in-place leases and tenant relationships is amortized over the estimated remaining term of the leases. If a lease were to be terminated prior to its scheduled expiration, all unamortized costs relating to that lease would be written off.

Deferred Costs

The Company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the balance sheet and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements.

F-16

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s revenues are primarily derived from rental income earned under operating leases with tenants, which fall under the scope of Leases (Topic 840). The Company recognizes the effects of any scheduled rent increases, rent abatements and prepayments on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rental payments.

Reimbursement Income

Leases provide for reimbursement to the Company of real estate taxes, which are recognized as earned. The Company plans to elect the lessor practical expedient upon the effective date of Accounting Standards Update (“ASU”) 2016-02. Under this expedient the Company anticipates combining the lease components and non-lease components and, as such, will account for the combined components under ASU 2016-02.

Income Taxes

No provision or benefit for income tax has been included in these financial statements because taxable income or loss passes through to, and is reportable by, the member.

The tax positions of the Company are assessed to determine whether a tax position is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has assessed the federal and state tax positions and has concluded that there are no material uncertain tax liabilities to be recognized or disclosed.

F-17

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Derivative Instruments and Hedging Activities

The Company recognizes all derivative instruments as either assets or liabilities on the balance sheet and measures these instruments at fair value, which permits the Company to designate derivative instruments as being used to hedge changes in fair value or changes in cash flows. As of June 30, 2021 and December 31, 2020, no hedge designation was specified for the Company’s interest rate swap. The interest rate swap is used to manage the Company’s exposure to interest rate volatility. The Company does not enter into derivative contracts for trading or speculative purposes and enters into contracts with major financial institutions, in good standing. The fair value of the interest rate swap was valued using quotes received from the existing counterparty. The fair value of the derivative instrument is recorded in liabilities on the balance sheet and changes in fair value are recorded on the statements of operations.

Fair Value Measurements

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets
●	Quoted prices for identical or similar assets or liabilities in inactive markets
●	Inputs other than quoted prices that are observable for the asset or liability
●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

F-18

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

New Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, as amended, Leases (Topic 842). ASU 2016-02 requires all lessees to record a lease liability at lease inception, with a corresponding right of use asset, except for short-term leases. Lessor accounting will not be fundamentally changed. Additionally, ASU 2016-02 requires that the Company capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease. ASU 2016-02 is effective for the Company’s financial statements for the year ending December 31, 2022. The Company is currently evaluating the impact of Topic 842 on its financial statements.

NOTE 3	–	REAL ESTATE

On March 13, 2020, the Company acquired the Property for a purchase price of $10,200,000 plus closing costs of $629,990. The table below summarizes the allocation of the purchase price and capitalized acquisition costs of the Property:

	Amount
Leasehold improvements	$9,772,215
Origination value of acquired leases	1,343,415-
Acquired unfavorable ground leases	(285,640	)-

Total	$ 10,829,990-

F-19

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 3	–	REAL ESTATE (Continued)

Real estate, net consisted of the following as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Leasehold improvements	$9,772,215	$9,772,215
Less accumulated depreciation	(315,561)	(193,408)

Real estate, net	$9,456,654	$9,578,807

Depreciation expense for the six months ended June 30, 2021 and period from March 13, 2020 (Commencement of Operations) through June 30, 2020 was $122,153 and $71,256, respectively.

NOTE 4	–	MORTGAGE NOTE PAYABLE

On March 13, 2020, the Company entered into a loan agreement with Republic First Bank whereby it borrowed $7,000,000 at an interest rate of 3.75% per annum calculated on a 360-day year through April 1, 2025 (the “Mortgage”). The Mortgage was interest only, and was secured by the Property. The Mortgage was fully paid on December 31, 2020. Amortization of deferred financing costs amounted to $9,936, which was included in interest expense on the statements of operations. Interest expense related to the Mortgage amounted to $80,208 for the period from March 13, 2020 (Commencement of Operations) through June 30, 2020.

On December 31, 2020, the Company entered into a new loan agreement with TD Bank whereby it borrowed $7,000,000 at an interest rate equal to the sum of the one-month London Interbank Offered Rate (“LIBOR”) plus 1.8% (the “New Mortgage”). The New Mortgage is secured by the Property and requires interest and principal payments on the tenth day of each month. The principal balance, along with unpaid interest, is due on January 10, 2026. The New Mortgage requires the Company to maintain a loan-to-value ratio of 62% and a debt yield of (i) 8.75% up to and including December 31, 2021 and (ii) 9.00% thereafter, calculated annually as of December 31 of each year, as defined by the New Mortgage. Interest expense related to the New Mortgage amounted to $81,239 and $378 for the six months ended June 30, 2021 and the period from March 13, 2020 (Commencement of Operations) through June 30, 2020, respectively. At June 30, 2021 and December 31, 2020, $9,441 and $3,407 of accrued interest and prepaid interest, respectively, was included in accrued interest and prepaid expenses, respectively, on the balance sheets.

The New Mortgage is guaranteed by related parties of the Company for the Guaranteed Obligations, as defined.

F-20

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 4	–	MORTGAGE NOTE PAYABLE (Continued)

The Company purchased a derivative financial instrument (the “Swap”) effective December 31, 2020, to reduce its exposure to changes in the variable interest rate of the New Mortgage. The Swap has an original notional value of $7,000,000 and will expire on January 10, 2026. Under the terms of the Swap, the Company will be charged for the incremental interest cost should the LIBOR be less than 0.541 percent and reimbursed for the incremental interest cost should the LIBOR exceed 0.541 percent. As of June 30, 2021 and December 31, 2020, the fair value of the interest rate swap asset/liability was $57,109 and ($69,803), respectively. The change in the fair value of the interest rate swap has been recorded as unrealized loss on interest rate swap and is included on the accompanying statements of operations. The Company is subject to certain credit risks should the counterparty not perform under the agreement. The total credit risk to the Company is the replacement cost of the interest rate swap at current market interest rates.

The annual estimated principal payments required by the New Mortgage for each of the next five years and in the aggregate thereafter are as follows:

As of June 30, 2021,	Amount
2021 (remainder of the year)	$104,017
2022	212,230
2023	217,323
2024	222,117
2025	227,867
Thereafter	5,930,024

$6,913,578

The components of deferred financing costs as of June 30, 2021 and December 31, 2020 are summarized as follows and are presented as deductions from the mortgage note payable:

	June 30, 2021	December 31, 2020
Deferred financing costs	$90,008	$90,008
Less accumulated amortization	(8,926)	-

Deferred financing costs, net	$81,082	$90,008

Amortization expense for the six months ended June 30, 2021 and the period from March 13, 2020 (Commencement of Operations) through December 31, 2020 was $8,926 and $9,936.

F-21

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 5	–	GROUND LEASE COMMITMENT

The Property is subject to an existing ground lease agreement expiring on July 30, 2115. As of June 30, 2021, the terms of the lease require minimum annual payments for the next five years and thereafter as follows:

As of June 30, 2021,	Amount
2021 (remainder of the year)	$235,000
2022	480,000
2023	480,000
2024	480,000
2025	480,000
Thereafter	117,993,066

$120,148,066

The Company is required to pay all taxes, assessments, water and sewer, utility charges, and other amounts, which can be assessed, levied, confirmed, imposed upon or become a lien on the Property.

NOTE 6	–	IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES

The origination value of acquired leases are amortized on a straight-line basis over the remaining terms of the leases, or 113 to 118 months.

Origination value of acquired leases
	June 30, 2021		December 31, 2020
Origination value of acquired leases	$ 1,343,415-		$1,343,415
Accumulated amortization	(184,009	)-	(112,780)

Net	$ 1,159,406-		$1,230,635

F-22

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 6	–	IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES (Continued)

Amortization of origination value of acquired leases resulted in an increase in depreciation and amortization expense of $71,229 and $41,550 for the six months ended June 30, 2021 and the period from March 13, 2020 (Commencement of Operations) through June 30, 2020, respectively. The estimated annual amortization of origination value of acquired leases for each of the five succeeding years is as follows:

Year	Amount
2021 (remainder of the year)	$71,229
2022	142,458
2023	142,458
2024	142,458
2025	142,458
Thereafter	518,345
$1,159,406

The acquired unfavorable ground lease is amortized on a straight-line basis over the remaining term of the lease.

Unfavorable ground lease
	June 30, 2021		December 31, 2020
Acquired unfavorable ground lease	$(285,640	)-	$(285,640)
Accumulated amortization	3,870-		2,372

Net	$(281,770	)-	$(283,268)

Amortization of acquired unfavorable ground lease resulted in a decrease in ground lease expense of $1,498- and $874 for the six months ended June 30, 2021 and the period from March 13, 2020 (Commencement of Operations) through June 30, 2020, respectively. The estimated annual amortization of acquired unfavorable ground lease for each of the five succeeding years is as follows:

Year	Amount
2021 (remainder of the year)	$(1,498)
2022	(2,996)
2023	(2,996)
2024	(2,996)
2025	(2,996)
Thereafter	(268,288)
$(281,770)

F-23

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 7	–	LEASES

Future minimum rentals to be received under non-cancelable operating leases in effect at June 30, 2021 for each of the succeeding five years and thereafter are as follows:

Year ending December 31,
2021 (remainder of the year)	$609,658
2022	1,229,476
2023	1,242,795
2024	1,286,084
2025	1,395,154
Thereafter	5,322,524
$11,085,691

The preceding future minimum rental payments do not include option or renewal periods.

The property was 100% occupied by three tenants, which accounted for 45%, 37% and 18%, respectively, of rental revenue during the six months ended June 30, 2021 and the period from March 13, 2020 (Commencement of Operations) through June 30, 2020, all of which have leases terminating in 2029.

NOTE 8	–	FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table sets forth by level, within the fair value hierarchy, the Company’s liabilities and assets at fair value as of June 30, 2021 and December 31, 2020:

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Interest rate derivative asset	$-	$57,109	$-	$57,109

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Interest rate derivative liability	$-	$(69,803)	$-	$(69,803)

NOTE 9	–	RELATED PARTY TRANSACTIONS

Acquisition Fees

RCA earned an acquisition fee equal to 2% of the Property’s purchase price which amounted to $204,000. The acquisition fee was included in acquisition costs and allocated to acquired tangible and intangible assets and liabilities (Note 3).

F-24

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2021 and 2020

(Continued)

NOTE 9	–	RELATED PARTY TRANSACTIONS (Continued)

Property Management Fees

The Company engaged Regal Property Management LLC (“Regal”), a related party affiliated through certain members, as operator and manager of the Property. Commencing March 13, 2020, Regal earns a management fee equal to three percent of annual gross income, as provided. For the six months ended June 30, 2021 and the period from March 13, 2020 (Commencement of Operations) through December 31, 2021, the Company incurred management fees of $17,294- and $13,020, respectively. Unpaid management fees amounted to $9,101 and $13,020 as of June 30, 2021 and December 31, 2021 and are included in accounts payable, accrued expenses and other liabilities on the balance sheets.

Note Payable

On March 13, 2020, the Company entered into an interest-free loan agreement with Elyahu Cohen, a related party through Regal, whereby it borrowed $850,000 maturing on April 1, 2025 (the “Related Party Loan”). The Related Party Loan was held in Republic First Bank in accordance with certain cash collateral agreement. The Related Party Loan was paid off in January 2021.

NOTE 10	–	COMMITMENTS AND CONTINGENCIES

The extent of the impact of the coronavirus (“COVID-19”) outbreak on the operational and financial performance of the Company’s real estate will depend on future developments, including the duration of the outbreak and the impact of COVID-19 on the financial markets and the overall economy as well as on the overall demand for leased space, including retail establishments, all of which are still highly uncertain and cannot be predicted. If the financial markets and/or the overall economy continue to remain impacted for an extended period, the Company’s results may be materially adversely affected. As of the date of this report, COVID-19 has not had a material impact to the Company’s operations or financial performance as the Company has not experienced any material tenant defaults, early terminations or collection issues, however, any future impacts of COVID-19 are highly uncertain and cannot be predicted.

NOTE 11	–	SUBSEQUENT EVENTS

The Company made distributions of $109,208 through October 18, 2021, which was accrued for as of June 30, 2021.

The Company has evaluated subsequent events through October 18, 2021, the date the financial statements were available to be issued.

F-25

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Financial Statements

For the Period From March 13, 2020

(Commencement of Operations)

Through December 31, 2020

(With Independent Auditors’ Report Thereon)

F-26

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

December 31, 2020

F-27

Independent Auditors’ Report

To the Member of

Regal 286 Lenox LLC

We have audited the accompanying financial statements of Regal 286 Lenox LLC (a Delaware Limited Liability Company), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, member’s equity and cash flows for the period from March 13, 2020 (commencement of operations) through December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regal 286 Lenox LLC as of December 31, 2020, and the results of its operations and its cash flows for the period from March 13, 2020 (commencement of operations) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Tysons, Virginia

August 9, 2021

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

F-28

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Balance Sheet

December 31, 2020

Assets:
Real estate, net	$9,578,807
Cash	395,117
Security deposits	425,209
Restricted cash	1,983,650
Prepaid expenses and other assets	126,854
Accounts receivable	13,784
Deferred rent receivable	100,070
Origination value of acquired leases, net	1,230,635

Total assets	$13,854,126

Liabilities and member’s equity

Liabilities:
Mortgage note payable, net	$6,909,992
Related party note payable	850,000
Accounts payable, accrued expenses and other liabilities	113,777
Deferred ground lease payable	677,188
Security deposits payable	425,209
Derivative liability	69,803
Distribution payable	173,550
Acquired unfavorable ground lease, net	283,268

Total liabilities	9,502,787

Commitments and contingencies

Member’s equity	4,351,339

Total liabilities and member’s equity	$13,854,126

F-29

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Statement of Operations

For the Period From March 13, 2020 (Commencement of Operations) Through December 31, 2020

Revenues:
Rental income	$1,066,242
Tenant reimbursement income	13,784

Total revenues	1,080,026

Expenses:
Ground lease	1,011,268
Depreciation and amortization	306,188
Interest expense	240,994
Loss on debt extinguishment	144,786
Unrealized loss on interest rate swap	69,803
Property taxes	36,143
General and administrative expenses	34,520
Management fees	29,513
Insurance	21,725
Repairs and maintenance	13,642
Utilities	1,955

Total expenses	1,910,537

Net loss	$(830,511)

F-30

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Statement of Member’s Equity

For the Period From March 13, 2020 (Commencement of Operations) Through December 31, 2020

Member’s equity - March 13, 2020	$-

Contributions	5,602,000

Distributions	(420,150)

Net loss	(830,511)

Member’s equity - December 31, 2020	$4,351,339

F-31

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Statement of Cash Flows

For the Period From March 13, 2020 (Commencement of Operations) Through December 31, 2020

Cash flows from operating activities:
Net loss	$(830,511)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	306,188
Amortization of acquired unfavorable ground lease	(2,372)
Amortization of loan financing fees	26,970
Loss on debt extinguishment	144,786
Unrealized loss on interest rate swap	69,803
Deferred rent receivable	(100,070)
Deferred ground lease payable	677,188
Change in operating assets and liabilities:
Accounts receivable	(13,784)
Prepaid expenses	(123,854)
Accounts payable, accrued expenses and other liabilities	113,777
Security deposits payable	425,209

Net cash provided by operating activities	693,330

Cash flows from investing activities:
Acquisition of real estate	(10,829,990)

Cash used in investing activities	(10,829,990)

Cash flows from financing activities:
Deferred financing cost	(261,764)
Proceeds from mortgage note payable	7,000,000
Proceeds from related party note payable	850,000
Contributions	5,599,000
Distributions	(246,600)

Net cash provided by financing activities	12,940,636

Net change in cash and restricted cash	2,803,976

Cash and restricted cash at beginning of period	-

Cash and restricted cash at end of period	$2,803,976

Supplemental disclosures of cash flow information:
Cash paid for interest	$217,431

Supplemental disclosure of non-cash financing activities:
Accrued distributions	$173,550
Contribution receivable	$3,000

F-32

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

NOTE 1	–	ORGANIZATION AND NATURE OF OPERATIONS

Regal 286 Lenox LLC (the “Company”) was formed on November 15, 2019 as a Delaware limited liability company. The term of the Company shall continue indefinitely, unless the Company is earlier dissolved by the occurrence of events more fully described in the limited liability company agreement.

The purpose of the Company is to acquire and operate a mixed-use commercial building located at 286 Lenox Avenue, New York, New York (the “Property”). The Property is a four-story with basement building, which is occupied by one retail and two office tenants. The Property was acquired on March 13, 2020 (Commencement of Operations) and is subject to a ground lease that expires on July 30, 2115.

Income, losses and distributions from the Company are allocated 100% to Regal 286 Lenox Venture LLC (the “Member”). Regal Capital Acquisitions LLC (“RCA”) is the manager of the Member, which also acts as the manager of the Company.

A member of a limited liability company is not liable for debts, obligations, or other liabilities of the limited liability company by reason of being such a member.

The Company’s operations and financial performance are subject to certain business risks and uncertainties that include changes in economic conditions, rapid changes in the real estate market, and competition for mixed-use commercial buildings in the local marketplace, among others.

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.

Cash and Restricted Cash

At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company believes it mitigates this risk by banking with major financial institutions.

Restricted cash consists of monies restricted for the benefit of the Company’s lender under the terms of the debt agreements.

F-33

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Restricted Cash (Continued)

The following table provides a reconciliation of cash and restricted cash within the balance sheet to the sum of the corresponding amounts within the statement of cash flows reported as of December 31, 2020:

Cash	$395,117
Security deposits	425,209
Restricted cash	1,983,650
Cash and restricted cash	$2,803,976

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance and a credit to accounts receivable. At December 31, 2020, the Company considers accounts receivable to be fully collectible.

Accounting for Real Estate

Real estate is carried at cost less accumulated depreciation. Leasehold improvements is stated at cost and is depreciated on a straight-line basis over an estimated useful life of 40 years. On a continuous basis, management assesses whether there are any indicators, including property operating performance, changes in anticipated holding period and general market conditions, that the value of the real estate properties (including any related amortizable intangible assets or liabilities) may be impaired. A property value is considered impaired only if management’s estimate of current and projected operating cash flows (undiscounted and unleveraged) of the Property over its remaining hold period is less than the net carrying value of the Property. Such cash flow projections consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the carrying value of the Property would be adjusted to an amount to reflect the estimated fair value of the Property. The Company’s estimates could differ materially from actual results. The Company did not recognize any impairment losses on real estate during the period from March 13, 2020 (Commencement of Operations) through December 31, 2020.

F-34

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Real Estate (Continued)

Acquisitions of real estate not meeting the definition of a business are accounted for as asset acquisitions and the purchase price and direct acquisition costs are allocated among the identified components based on their relative fair values at the date of acquisition. The Company allocates the purchase price of acquired real estate to the acquired tangible assets, consisting of leasehold improvements and identified intangible assets and liabilities, consisting of other value of in-place leases and value of unfavorable ground lease.

In allocating the purchase price to identified intangible assets and liabilities of an acquired property, the value of above-market and below-market leases is estimated based on the present value of the difference between the contractual amounts, including fixed-rate, below-market lease renewal options, to be paid pursuant to the leases and management’s estimate of the market lease rates and other lease provisions (i.e., expense recapture, base rental changes, etc.) measured over a period equal to the estimated remaining term of the lease. The unfavorable ground lease is amortized over the life of the ground lease and recorded as a reduction to ground lease expense.

In determining the value of in-place leases, management considers current market conditions and costs to execute similar leases in arriving at an estimate of the carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, estimates of lost rental revenue during the expected lease-up periods and costs to execute similar leases including leasing commissions, legal and other related costs based on current market demand. The value assigned to in-place leases and tenant relationships is amortized over the estimated remaining term of the leases. If a lease were to be terminated prior to its scheduled expiration, all unamortized costs relating to that lease would be written off.

Deferred Costs

The Company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the balance sheet and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements.

F-35

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s revenues are primarily derived from rental income earned under operating leases with tenants, which fall under the scope of Leases (Topic 840). The Company recognizes the effects of any scheduled rent increases, rent abatements and prepayments on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rental payments.

Reimbursement Income

Leases provide for reimbursement to the Company of real estate taxes, which are recognized as earned. The Company plans to elect the lessor practical expedient upon the effective date of Accounting Standards Update (“ASU”) 2016-02. Under this expedient the Company anticipates combining the lease components and non-lease components and, as such, will account for the combined components under ASU 2016-02.

Income Taxes

No provision or benefit for income tax has been included in these financial statements because taxable income or loss passes through to, and is reportable by, the member.

The tax positions of the Company are assessed to determine whether a tax position is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has assessed the federal and state tax positions and has concluded that there are no material uncertain tax liabilities to be recognized or disclosed.

F-36

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Derivative Instruments and Hedging Activities

The Company recognizes all derivative instruments as either assets or liabilities on the balance sheet and measures these instruments at fair value, which permits the Company to designate derivative instruments as being used to hedge changes in fair value or changes in cash flows. As of December 31, 2020, no hedge designation was specified for the Company’s interest rate swap. The interest rate swap is used to manage the Company’s exposure to interest rate volatility. The Company does not enter into derivative contracts for trading or speculative purposes and enters into contracts with major financial institutions, in good standing. The fair value of the interest rate swap was valued using quotes received from the existing counterparty. The fair value of the derivative instrument is recorded in liabilities on the balance sheet and changes in fair value are recorded on the statement of operations.

Fair Value Measurements

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets
●	Quoted prices for identical or similar assets or liabilities in inactive markets
●	Inputs other than quoted prices that are observable for the asset or liability
●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

F-37

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 2	–	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

New Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, as amended, Leases (Topic 842). ASU 2016-02 requires all lessees to record a lease liability at lease inception, with a corresponding right of use asset, except for short-term leases. Lessor accounting will not be fundamentally changed. Additionally, ASU 2016-02 requires that the Company capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease. ASU 2016-02 is effective for the Company’s financial statements for the year ending December 31, 2022. The Company is currently evaluating the impact of Topic 842 on its financial statements.

NOTE 3	–	REAL ESTATE

On March 13, 2020, the Company acquired the Property for a purchase price of $10,200,000 plus closing costs of $629,990. The table below summarizes the allocation of the purchase price and capitalized acquisition costs of the Property:

Amount
Leasehold improvements	$9,772,215
Origination value of acquired leases	1,343,415
Acquired unfavorable ground leases	(285,640)

Total	$10,829,990

F-38

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 3	–	REAL ESTATE (Continued)

Real estate, net consisted of the following as of December 31, 2020:

Amount
Leasehold improvements	$9,772,215
Less accumulated depreciation	(193,408)

Real estate, net	$9,578,807

Depreciation expense for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020 was $193,408.

NOTE 4	–	MORTGAGE NOTE PAYABLE

On March 13, 2020, the Company entered into a loan agreement with Republic First Bank whereby it borrowed $7,000,000 at an interest rate of 3.75% per annum calculated on a 360-day year through April 1, 2025 (the “Mortgage”). The Mortgage was interest only, and was secured by the Property. The Mortgage was fully paid on December 31, 2020. Amortization of deferred financing costs amounted to $26,970, which was included in interest expense on the statement of operations. The remaining unamortized deferred financing costs of $144,786 were written-off and included in loss on debt extinguishment on the statement of operations. Interest expense related to the Mortgage amounted to $213,646 for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020.

On December 31, 2020, the Company entered into a new loan agreement with TD Bank whereby it borrowed $7,000,000 at an interest rate equal to the sum of the one-month London Interbank Offered Rate (“LIBOR”) plus 1.8% (the “New Mortgage”). The New Mortgage is secured by the Property and requires interest and principal payments on the tenth day of each month. The principal balance, along with unpaid interest, is due on January 10, 2026. The New Mortgage requires the Company to maintain a loan-to-value ratio of 62% and a debt yield of (i) 8.75% up to and including December 31, 2021 and (ii) 9.00% thereafter, calculated annually as of December 31 of each year, as defined by the New Mortgage. Interest expense related to the New Mortgage amounted to $378 for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020. At December 31, 2020, $3,407 of prepaid interest was included in prepaid expenses on the balance sheet.

The New Mortgage is guaranteed by related parties of the Company for the Guaranteed Obligations, as defined.

F-39

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 4	–	MORTGAGE NOTE PAYABLE (Continued)

The Company purchased a derivative financial instrument (the “Swap”) effective December 31, 2020, to reduce its exposure to changes in the variable interest rate of the New Mortgage. The Swap has an original notional value of $7,000,000 and will expire on January 10, 2026. Under the terms of the Swap, the Company will be charged for the incremental interest cost should the LIBOR be less than 0.541 percent and reimbursed for the incremental interest cost should the LIBOR exceed 0.541 percent. As of December 31, 2020, the fair value of the interest rate swap liability was $69,803. The change in the fair value of the interest rate swap has been recorded as unrealized loss on interest rate swap and is included on the accompanying statement of operations. The Company is subject to certain credit risks should the counterparty not perform under the agreement. The total credit risk to the Company is the replacement cost of the interest rate swap at current market interest rates.

The annual estimated principal payments required by the New Mortgage for each of the next five years and in the aggregate thereafter are as follows:

Year Ending December 31,	Amount
2021	$190,439
2022	212,230
2023	217,323
2024	222,117
2025	227,866
Thereafter	5,930,025

$7,000,000

The components of deferred financing costs as of December 31, 2020 are summarized as follows and are presented as deductions from the mortgage note payable:

Amount
Deferred financing costs	$90,008
Less accumulated amortization	-

Deferred financing costs, net	$90,008

Amortization expense for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020 was $26,970.

F-40

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 5	–	GROUND LEASE COMMITMENT

The Property is subject to an existing ground lease agreement expiring on July 30, 2115. As of December 31, 2020, the terms of the lease require minimum annual payments for the next five years and thereafter as follows:

Year Ending December 31,	Amount
2021	$445,000
2022	480,000
2023	480,000
2024	480,000
2025	480,000
Thereafter	117,993,066

$120,358,066

The Company is required to pay all taxes, assessments, water and sewer, utility charges, and other amounts, which can be assessed, levied, confirmed, imposed upon or become a lien on the Property.

NOTE 6	–	IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES

The origination value of acquired leases are amortized on a straight-line basis over the remaining terms of the leases, or 113 to 118 months.

Origination value of acquired leases

Origination value of acquired leases	$1,343,415
Accumulated amortization	(112,780)

Net	$1,230,635

F-41

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 6	–	IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES (Continued)

Amortization of origination value of acquired leases resulted in an increase in depreciation and amortization expense of $112,780 for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020. The estimated annual amortization of origination value of acquired leases for each of the five succeeding years is as follows:

Year	Amount
2021	$142,458
2022	142,458
2023	142,458
2024	142,458
2025	142,458
Thereafter	518,345
$1,230,635

The acquired unfavorable ground lease is amortized on a straight-line basis over the remaining term of the lease.

Unfavorable ground lease

Acquired unfavorable ground lease	$(285,640)
Accumulated amortization	2,372

Net	$(283,268)

Amortization of acquired unfavorable ground lease resulted in a decrease in ground lease expense of $2,372 for the period from March 13, 2020 (Commencement of Operations) through December 31, 2020. The estimated annual amortization of acquired unfavorable ground lease for each of the five succeeding years is as follows:

Year	Amount
2021	$(2,996)
2022	(2,996)
2023	(2,996)
2024	(2,996)
2025	(2,996)
Thereafter	(268,288)
$(283,268)

F-42

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 7	–	LEASES

Future minimum rentals to be received under non-cancelable operating leases in effect at December 31, 2020 for each of the succeeding five years and thereafter are as follows:

Year ending December 31,
2021	$1,216,417
2022	1,229,476
2023	1,242,795
2024	1,286,084
2025	1,395,154
Thereafter	5,322,524
$11,692,450

The preceding future minimum rental payments do not include option or renewal periods.

The property was 100% occupied by three tenants, which accounted for 45%, 37% and 18%, respectively, of rental revenue during the period from March 13, 2020 (Commencement of Operations) through December 31, 2020, all of which have leases terminating in 2029.

NOTE 8	–	FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table sets forth by level, within the fair value hierarchy, the Company’s liabilities and assets at fair value as of December 31, 2020:

	Level 1	Level 2	Level 3	Total
Interest rate derivative liability	$-	$(69,803)	$-	$(69,803)

NOTE 9	–	RELATED PARTY TRANSACTIONS

Acquisition Fees

RCA earned an acquisition fee equal to 2% of the Property’s purchase price which amounted to $204,000. The acquisition fee was included in acquisition costs and allocated to acquired tangible and intangible assets and liabilities (Note 3).

F-43

Regal 286 Lenox LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2020

(Continued)

NOTE 9	–	RELATED PARTY TRANSACTIONS (Continued)

Property Management Fees

The Company engaged Regal Property Management LLC (“Regal”), a related party affiliated through certain members, as operator and manager of the Property. Commencing March 13, 2020, Regal earns a management fee equal to three percent of annual gross income, as provided. For the period from March 13, 2020 (Commencement of Operations) through December 31, 2020, the Company incurred management fees of $29,513. Unpaid management fees amounted to $13,002 as of December 31, 2020 and are included in accounts payable, accrued expenses and other liabilities on the balance sheet.

Note Payable

On March 13, 2020, the Company entered into an interest-free loan agreement with Elyahu Cohen, a related party through Regal, whereby it borrowed $850,000 maturing on April 1, 2025 (the “Related Party Loan”). The Related Party Loan was held in Republic First Bank in accordance with certain cash collateral agreement. The Related Party Loan was paid off in January 2021.

NOTE 10	–	COMMITMENTS AND CONTINGENCIES

The extent of the impact of the coronavirus (“COVID-19”) outbreak on the operational and financial performance of the Company’s real estate will depend on future developments, including the duration of the outbreak and the impact of COVID-19 on the financial markets and the overall economy as well as on the overall demand for leased space, including retail establishments, all of which are still highly uncertain and cannot be predicted. If the financial markets and/or the overall economy continue to remain impacted for an extended period, the Company’s results may be materially adversely affected. As of the date of this report, COVID-19 has not had a material impact to the Company’s operations or financial performance as the Company has not experienced any material tenant defaults, early terminations or collection issues, however, any future impacts of COVID-19 are highly uncertain and cannot be predicted.

NOTE 11	–	SUBSEQUENT EVENTS

The Company made distributions of $1,625,640 through August 9, 2021, of which $173,550 was accrued for as of December 31, 2020.

The Company has evaluated subsequent events through August 9, 2021, the date the financial statements were available to be issued.

F-44

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit

1.1	Engagement Letter with LEX Markets LLC*
2.1	Certificate of Formation for Regal 286 Lenox LLC**
2.2	Certificate of Formation for 286 Lenox Partners LLC**
2.3	Form of Second Amended and Restated Operating Agreement for 286 Lenox Partners LLC**
2.4	Form of Amended and Restated Operating Agreement for Regal 286 Lenox LLC**
4.1	Form of Subscription Agreement*
6.1	Form of Contribution Agreement**
6.2	Form of Issuer Servicing Agreement**
6.3	Form of Escrow Agreement**
6.4	Child Mind Institute Lease**
6.5	Visiting Nurse Services Lease**
6.6	Wells Fargo Lease**
11.1	Consent of Baker Tilly US, LLP*
11.2	Consent of Winston & Strawn LLP (included in Exhibit 12.1)**
11.3	Consent of Bowery Valuation**
12.1	Opinion of Winston & Strawn LLP**
13.1	Testing the Waters materials**

*Filed herewith

** Previously filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 21, 2021.

286 LENOX PARTNERS LLC

By:	/s/ Alexander Smith
Name:	Alexander Smith
Title:	Managing Partner

REGAL 286 LENOX LLC

By:	/s/ Alexander Smith
Name:	Alexander Smith
Title:	Managing Partner

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Smith	Managing Partner	October 21, 2021
(Principal Executive Officer and Principal Financial Officer)

III-2